Exhibit (99.8)

PUBLIC ACCOUNTS 2006-2007

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2007

Published in accordance with section 86

of the Financial Administration Act (R.S.Q., c. A-6.001)

Public Accounts 2006-2007 – Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

December 2007

ISBN 978-2-550-50914-1 (Printed)

ISBN 978-2-550-50815-8 (PDF)

ISSN 0706-2869

© Gouvernement du Québec, 2007

To His Excellency the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Excellency,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2007.

Monique Jérôme-Forget

Minister of Finance,

Minister of Government Services,

Minister responsible for Government Administration

and Chair of the Conseil du trésor

Québec, December 2007

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Mrs. Monique Jérôme-Forget

Minister of Finance,

Minister of Government Services,

Minister responsible for Government Administration

and Chair of the Conseil du trésor

Parliament Building

Québec

Dear Madam,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2007. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Carole Boisvert, CA

Comptroller of Finance

Québec, December 2007

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PUBLIC ACCOUNTS – VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS		9

GLOSSARY		11

ANALYSIS OF FINANCIAL STATEMENTS

1.	ACCOUNTING REFORM	19

2.	HIGHLIGHTS FOR THE FISCAL YEAR	20

3.	OVERVIEW OF THE 2006-2007 BUDGET	21

4.	RISKS AND UNCERTAINTIES	22

5.	VARIANCE ANALYSIS	23

	Consolidated summary of operations	23

	Consolidated revenue	24

	Consolidated expenditure	27

	Consolidated net financial requirements	30

	Government’s financial assets and liabilities	31

	Change in the Government’s debt	33

6.	ALLOCATION OF THE ANNUAL SURPLUS	35

	Consolidated budget balance	35

	Generations Fund	36

	Reserve	37

7.	RESULTS OF THE INDICATOR ANALYSIS	38

APPENDIX - FINANCIAL STATISTICS		45

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY		49

AUDITOR GENERAL’S REPORT		51

CONSOLIDATED STATEMENT OF OPERATIONS		53

CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT		54

CONSOLIDATED STATEMENT OF FINANCIAL POSITION		55

CONSOLIDATED STATEMENT OF CHANGE IN THE NET DEBT		56

CONSOLIDATED STATEMENT OF CASH FLOW		57

NOTES TO FINANCIAL STATEMENTS		59

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APPENDICES

1-	GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND	95

2-	GOVERNMENT AGENCIES, SPECIAL FUNDS, SINKING FUNDS AND OTHER FUND	97

3-	ORGANIZATIONS IN THE HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	101

4-	GOVERNMENT ENTERPRISES	111

5-	GOVERNMENT DEPARTMENT, AGENCIES AND FUNDS WHICH CONDUCT FIDUCIARY TRANSACTIONS THAT ARE NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	112

6-	BREAKDOWN OF REVENUE	113

7-	BREAKDOWN OF EXPENDITURE	114

8-	SHORT-TERM INVESTMENTS	115

9-	ACCOUNTS RECEIVABLE	116

10-	INVESTMENT IN GOVERNMENT ENTERPRISES	117

11-	LONG-TERM INVESTMENTS	126

12-	GENERATIONS FUND	128

13-	BANK OVERDRAFT	130

14-	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	131

15-	DEFERRED REVENUE	132

16-	OTHER LIABILITIES	133

17-	DEBTS	134

18-	NET INVESTMENT IN THE HEALTH AND SOCIAL SERVICES AND THE EDUCATION NETWORKS	139

19-	FIXED ASSETS	143

20-	BREAKDOWN OF CONTRACTUAL OBLIGATIONS	144

21-	CONTINGENCIES	148

22-	SUMMARY OF FIDUCIARY TRANSACTIONS CONDUCTED BY A DEPARTMENT AND GOVERNMENT AGENCIES AND FUNDS	152

23-	RESERVE	154

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PUBLIC ACCOUNTS – VOLUME 1

Presentation of the Public Accounts

The 2006-2007 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to make them easier to understand and thus increase their usefulness and transparency.

The Ministère des Finances is aware that the use of indicators is extremely efficient for observing changes in the state of the Government’s finances. Therefore, seven representative indicators are presented in the section “Analysis of the financial statements.”

Preparing the Public Accounts requires the participation and collaboration of many employees from different Government departments, agencies, funds and enterprises. We would like to thank all of them for their help in publishing this document.

Prior to the publication of the Public Accounts, the Ministère des Finances regularly informs the public about the state of the Government’s finances and the results of its financial transactions, notably through the Monthly Report on Financial Transactions.

The 2006-2007 Public Accounts present information on the actual results for fiscal 2006-2007. The original forecasts were presented in the 2006-2007 Budget of March 23, 2006 and revised in the October 24, 2006 Update in Québec’s Economic and Financial Situation. The preliminary results were presented in the 2007-2008 Budget on May 24, 2007.

The Public Accounts for the fiscal year ended March 31, 2007 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that allows a better understanding of the transactions carried out in fiscal 2006-2007.

The consolidated financial statements consist mainly of the following:

▪

A consolidated statement of operations, which presents the annual surplus or deficit arising from operations during the fiscal year. It discloses the Government’s revenue, the cost of services and other current expenses, as well as the variance between the current fiscal year and the previous one.

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PUBLIC ACCOUNTS – VOLUME 1

▪	A consolidated statement of accumulated deficit, which presents the change in accumulated deficits taking into consideration the results for the year and various restatements, where applicable.

▪

A consolidated statement of financial position, which presents the financial resources of the Québec government as well as its obligations. It shows the net debt from which the net value of non-financial assets must be subtracted to determine the accumulated deficit.

▪

A consolidated statement of change in the net debt, which presents the combined effect on the net debt of the results for the fiscal year, variances due to non-financial assets, items charged directly to accumulated deficits and various restatements, where applicable.

▪

A consolidated statement of cash flow, which provides information on the Government’s liquid assets derived from its operating activities and used for its investment activities, and shows how the Government financed its activities over this period.

▪

Notes and appendices, which provide additional information on the items that make up the various consolidated statements and which are an integral part of the consolidated financial statements. The notes also include a summary of the main accounting policies used in preparing the consolidated financial statements.

The report of the Auditor General of Québec presents his opinion on the consolidated financial statements.

Volume 2 – Revenue, appropriations, expenditure and investments of the Consolidated Revenue Fund and financial information on the special funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is cashed into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budget-funded agencies, the National Assembly and persons designated by it, and other portfolios. The third section presents summary financial information on the special funds and the sinking funds.

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Glossary

The following terms are used in the section “Analysis of the financial statements” and throughout the financial statements contained in this volume.

Accrual basis of accounting

An accounting method that involves taking into account when the revenue is earned and the expenditures incurred in determining an entity’s net results, without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Budget cycle

The budget cycle is defined by two main principles:

•	planning revenue and expenditure through the publication of the Budget Speech and the tabling of the Expenditure Budget; and

•	monitoring changes in revenues and implementing the expenditure budget.

Consolidated budget balance

The consolidated budget balance represents the difference between consolidated budgetary revenue and expenditure taking into account allocations to the Generations Fund and to the budgetary reserve.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of funds collected or received from various sources and over which Parliament has a right of allocation. The Fund is constituted by the National Assembly, persons designated by the National Assembly, departments as well as the budget-funded agencies listed in Schedule 1 of the Financial Administration Act.

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government reporting entity, other than Government enterprises and organizations of the health and social services and the education networks, are harmonized according to the government’s accounting policies and combined, line by line. Inter-entity transactions and balances are eliminated.

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Glossary (cont’d)

Modified equity method

Investments in Government enterprises and the accounts of the health and social services and the education networks are recorded using this method. In the case of enterprises, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises, with an offsetting entry to revenue, and in the other components of their comprehensive income, with an offsetting entry to accumulated deficits. The cost of the investment is reduced by declared dividends. This method requires no harmonization of the accounting policies of enterprises with those of the Government.

In the case of the accounts of organizations of the health and social services and the education networks, their net equity representing the total of their financial and non-financial assets less their liabilities, is recorded as a component of the net investment in the health and social services and the education networks. The annual surplus or deficit of the organizations is recorded in the expenditures of the mission concerned. This consolidation is done on the basis of the financial statements of the organizations, after adjusting to eliminate the major differences between their accounting policies and those of the Government.

Debt representing accumulated deficits

The debt representing accumulated deficits corresponds to the portion of the net debt relating to the accumulation of deficits over prior fiscal years.

Derivative instruments

Instruments whose value fluctuates depending on an underlying interest, regardless of whether the underlying interest is actually held or issued.

Direct debt

Direct debt corresponds to borrowings contracted on financial markets to meet the financial requirements of the Consolidated Revenue Fund and consolidated organizations, excluding those of the health and social services and the education networks and of the municipal bodies.

Financial assets

Assets that could be allocated to repaying existing debts or to funding future activities and that are not intended to be consumed in the normal course of the Government’s activities.

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Glossary (cont’d)

Financial instruments

Liquid assets, equity securities in an entity, or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

Generations Fund

The Generations Fund was created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund. Under this act, the Minister of Finance invests the amounts constituting the Fund with the Caisse de dépôt et placement du Québec. The Fund is used exclusively to repay the Government’s debt.

Government accounting policies

The Government’s accounting policies define how financial transactions are recorded in its books and adequately reported to the general public. These policies were enacted by a decision of the Conseil du trésor.

Gross debt

The gross debt corresponds to the total of the direct debt, the debt to fund the health and social services and the education networks, the debt to fund the work of municipal bodies and the net liability of the retirement plans, in addition to future social benefits. The balance of the Generations Fund is subtracted from this amount.

Gross domestic product (GDP)

The value of all goods and services produced within the geographical limits of a country or a territory during a given period.

Indicators

Tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

The basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: Health and Social Services, Education and Culture, Support for Individuals and Families, Economy and Environment, Administration and Justice, and Debt Service.

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Glossary (cont’d)

Net debt

The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net total cash and cash equivalents required for operating and investing activities.

Non-financial assets

Assets that normally do not generate cash capable of being used to repay existing debts.

Own-source revenue

Total own-source revenue consists of revenue from income and property taxes, consumption taxes, duties, permits and miscellaneous revenue, Government enterprises and the Generations Fund.

Pre-financing

Borrowings made by the Consolidated Revenue Fund during a fiscal year that will be used to meet the financial requirements of the next fiscal year.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by the National Assembly, departments and any organizations, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity, such that its activities provide the Government with expected benefits or expose it to a risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act, the Minister of Finance may make long-term investments by depositing money from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

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Glossary (cont’d)

Total debt

Concept used for the purposes of the Act to reduce the debt and establish the Generations Fund and for the purposes of analysis of the financial statements, the Government’s total debt consists of the direct debt, excluding advance borrowings and deferred exchange gains or losses, and the net pension plans liability minus the amounts accumulated in the Generations Fund.

The Retirement Plans Sinking Fund, an asset created in order to pay the pension benefits of public and parapublic sector employees, is subtracted from the pension plans liability.

The debt to fund the health and social services and the education networks, the debt to fund the work of municipal bodies and the debt resulting from the change in status of organizations under the accounting reform are excluded from the direct debt.

Transfer

Funds transferred by a government to an individual, an organization or another government, on account of which the government that makes the transfer:

i)	does not receive any goods or services in return, contrary to what occurs in purchase/sale transactions;

ii)	does not plan to receive income, as it would with an investment.

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ANALYSIS

OF

FINANCIAL STATEMENTS

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ANALYSIS OF
FINANCIAL STATEMENTS

1.	Accounting reform

When she tabled the 2007-2008 Budget, the Minister of Finance set up a Task Force on Government Accounting to propose a reform of its accounting practices. The Task Force, consisting of representatives from the Ministère des Finances, the Comptroller of Finance and the Auditor General, began its work in June 2007 and submitted its report in December 2007. The government has announced that it will act on all the recommendations in the report.

Under the accounting reform, whose main items are described in note 3 to the consolidated financial statements, the health and social services and the education networks will in particular be incorporated into the Government reporting entity and the Government’s accounting policies will comply with public sector generally accepted accounting principles (GAAP).

However, the impacts of this reform had not been anticipated in the initial forecasts shown in the 2006-2007 Budget. In addition, the comparative figures for March 31, 2006, have not been adjusted to reflect the changes made to the accounting policies, since, in particular, the effort required to obtain the necessary financial data would be unreasonable, in view of the scope of the reform. Accordingly, care must be taken in comparing the real results for March 31, 2007, with the forecast results in the budget, and with the real results for March 31, 2006, because part of the observed differences is due to these accounting changes.

The accounting reform has had the following effects on various items of the financial statements of this fiscal year:

Increase (decrease)
(in millions of dollars)
Accumulated deficits as at April 1, 2006	6 426

Operating results
Revenue	609
Program spending	248
Debt service	264
Surplus for the fiscal year	97

Financial position as at March 31, 2007
Financial assets	(1 110)
Debt	13 556
Other liabilities	4 018
Net debt	18 684
Net investment in the networks	9 883
Fixed assets and other non-financial assets	2 472
Accumulated deficits at the end	6 329

The impacts of the accounting reform are also shown separately in the table in section 5, page 23.

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2.	Highlights for the fiscal year

Real gross domestic product (GDP) for 2006 grew by 1.7%, while the 2006-2007 Budget forecast an increase of 2.5%.

Actual results show an annual surplus of $1 993 million.

Total revenues were $65 196 million, up $3 406 million from the March 23, 2006 budget and up 8.6% from fiscal 2005-2006.

Consolidated expenditure amounts to $63 203 million, or $1 487 million more than forecast on March 23, 2006. This represents an increase of 5.4% compared with the previous fiscal year.

The $1 993 million annual surplus made it possible to allocate $584 million to the Generations Fund and $1 300 million to the reserve for use in the years to come. Consequently, after the amounts allocated to the Generations Fund and the reserve, the budget balance was $109 million.

Consolidated financial requirements were $2 826 million, up $2 331 million from the 2006-2007 Budget. The bulk of this difference is due to the effects of the accounting reform.

The Government’s total debt has been revised upward by $1 477 million since the Budget of March 23, 2006.

(1)	Including revenue of $74 million of the Generations Fund.
(2)	Including revenue of $584 million of the Generations Fund

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ANALYSIS OF
FINANCIAL STATEMENTS

3.	Overview of the 2006-2007 Budget

In the 2006-2007 Budget, the Government committed itself to maintaining a balanced budget.

Own-source revenue, excluding revenue from Government enterprises and the Generations Fund, was expected to grow by 3.2%. This growth takes into account the full impact of the income tax reductions announced in the Budget 2006-2007 and previous budgets. This forecast also reflected the impact of the measures announced in the past two years in order to support economic growth.

Revenue from Government enterprises was forecast to grow by 6.7%. This increase, compared with the results achieved in 2005-2006, was based mainly on the anticipated rise in the profits of Hydro-Québec and the Société des alcools du Québec.

The 2006-2007 Budget Speech announced the creation of the Generations Fund in order to tackle the debt problem. At March 31, 2007, the Fund balance was $74 million.

Revenue from Federal Government transfers was expected to grow by 8.3% in 2006-2007. This forecast stemmed notably from the Federal Government’s November 8, 2005 decision to increase Québec’s share of the equalization payment budget to reflect more recent taxation and economic data.

The 2006-2007 Budget forecast that program spending would grow by 3.9%. This forecast presented a growth rate that was less than the nominal GDP, estimated at 4.2% and was similar to the growth observed over the past three years.

In addition, the Government continued to include health and education among its main priorities. The Budget Speech of March 23, 2006 announced an increase of over $1.3 billion in the health budget and over $600 million in the education budget. For fiscal 2006-2007, the spending forecasts for the “Health and Social Services” mission and the “Education and Culture” mission were $22.9 billion and $13.7 billion, respectively.

The cost of debt service was expected to rise 5.2%. The growth envisaged was due primarily to the increase in interest rates.

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4.	Risks and uncertainties

The Government establishes its annual budget on the basis of economic forecasts. Any changes observed, particularly with regard to growth in the economy, the Consumer Price Index or interest rates, can cause actual results to differ from those forecast. For example, a 1% difference in nominal GDP has an impact of about $450 million on the Government’s own-source revenue.

Federal Government transfers, which represented more than 18% of the Government’s total revenue in 2006-2007, are affected by revisions of economic, taxation or population data and by negotiations with the Federal Government, both of which are carried out on a regular basis. These revisions and negotiations can affect the level of revenue from Federal Government transfers.

As regards program spending, the level of spending allocated to certain programs is also related to the economic situation: for example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services.

In addition, fluctuations in interest rates and in the value of the Canadian dollar in relation to the other currencies that make up the debt have an impact on debt service.

Lastly, the Government is faced with pending or potential claims and lawsuits, which are discussed in Note 11 of the financial statements.

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ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis

Consolidated summary of operations

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

			Change compared with Budget				Change compared with previous fiscal year
	Budget Speech of March 23, 2006 (1)	Actual results as at March 31, 2007 (1)	Impact of the accounting reform	Total change		Actual results as at March 31, 2006 (1)	Impact of the accounting reform	Total change
				$	%			$	%
Own-source revenue (2)	44 959	46 914	610	1 955	4.3	44 342	610	2 572	5.8
Revenue from Government enterprises	4 758	5 728	1	970	20.4	4 554	1	1 174	25.8
Revenue from the Generations Fund (3)	74	584	8	510	n/a	--	8	584	n/a

Own-source revenue	49 791	53 226	619	3 435	6.9	48 896	619	4 330	8.9
Federal Government transfers	11 999	11 970	(10)	(29)	(0.2)	11 122	(10)	848	7.6

Total revenue	61 790	65 196	609	3 406	5.5	60 018	609	5 178	8.6

Expenditure (excluding debt service)
Health and Social Services	22 883	23 782	135	899	3.9	22 274	135	1 508	6.8
Education and Culture	13 666	13 436	(130)	(230)	(1.7)	13 130	(130)	306	2.3
Other missions (4)	17 279	18 091	243	812	4.7	17 018	243	1 073	6.3

	53 828	55 309	248	1 481	2.8	52 422	248	2 887	5.5
Debt service	7 888	7 894	264	6	0.1	7 559	264	335	4.4

Total expenditure	61 716	63 203	512	1 487	2.4	59 981	512	3 222	5.4

ANNUAL SURPLUS	74	1 993	97	1 919	n/a	37	97	1 956	n/a

(1)

These data include, in addition to the Consolidated Revenue Fund, the revenue and expenditure of specified purpose accounts and the Government’s organizations and special funds and, for the real results as at March 31, 2007, the annual deficit of the health and social services and the education networks.

(2)	These figures exclude revenue from Government enterprises and of the Generations Fund.
(3)	The Generations Fund became operational on January 1, 2007.
(4)	The other missions are: “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice”.

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5.	Variance analysis (cont’d)

Consolidated revenue

Comparison of actual results with the Budget

Own-source revenue, excluding revenue from Government enterprises and the Generations Fund, is $1 955 million more than forecast in the 2006-2007 Budget. This rise consists of increases with respect to income and property taxes, duties, permits and miscellaneous revenue, which are offset in part by a drop in consumption taxes. It also includes an impact of $610 million relating to the accounting reform.

The $970-million increase in revenue from Government enterprises, minus the $500 million allocated to the Generations Fund, is attributable primarily to the additional profits earned by Hydro-Québec through gains on the sale of shares abroad.

The variation in revenue from Federal Government transfers compared to the Budget is $29 million and:

results from the $219-million increase in transfers to the Consolidated Revenue Fund due essentially to additional revenue of $185 million from equalization under the federal budget of May 2006;

is offset by the $248-million decrease in transfers allocated to consolidated organizations and specified purpose accounts due primarily to delays in projects to be subsidized by the Société de financement des infrastructures locales du Québec and which also benefit from contributions from the Federal Government.

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ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis (cont’d)

Consolidated revenue

Comparison of actual results with the previous fiscal year

The increase of $4 330 million, or 8.9%, in own-source revenue can be attributed mainly to the following factors:

$2 030 million or 12.3% in additional revenue from personal income taxes. This upturn reflects, notably:

–	high taxation receipts linked to the steady growth of economic activity;

–	the adjustment of the breakdown of payroll deductions and tax instalments from the Health Services Fund (HSF) and the Régie des rentes du Québec (RRQ) to reflect actual data. An estimated basis for breakdown is used when deductions or instalments are cashed and annual reconciliation allows the necessary adjustments to be made;

–	the impact of retroactive pay equity adjustments paid to Government employees before March 31, 2007;

–	the change in accounting policy under the reform, designed to recognize revenue on an accrual accounting basis.

$1 720 million, an increase of over 74.0%, in revenue from Hydro-Québec, resulting notably:

–	from earnings totalling more than $900 million on the sale of this Government enterprise’s investments in foreign businesses;

–	from additional profits resulting from earnings on exchange rates.

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5.	Variance analysis (cont’d)

Consolidated revenue

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

(1)	Including revenue of $584 million allocated to the Generations Fund.
(2)	The comparative figures for 2006 have not been restated to reflect the changes in accounting policies. Certain figures were reclassified, however, for consistency with the presentation adopted in 2007.

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ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis (cont’d)

Consolidated expenditure

Comparison of actual results with the Budget

For 2006-2007, consolidated expenditure excluding debt service is $1 481 million higher than forecast in the 2006-2007 Budget. Program spending was revised upward to take into account, among other things:

a $339-million increase in expenditures by consolidated agencies and specified purpose accounts. This increase stems in particular from the addition of the expenditures of a few agencies, formerly considered Government enterprises and whose status has been changed under the accounting reform;

the $338-million increase in the Ministère de la Santé et des Services sociaux budget to reflect, notably, additional prescription drug insurance and medical services costs;

the $273-million increase in the expenditure for the provision for doubtful debts to Revenu Québec, mainly as a recurring expenses recognized at the 2005-2006 fiscal year-end;

the $242-million impact of the Commission de l’équité salariale’s decision to spread the wage adjustments resulting from the pay equity settlement over seven payments and six years;

the incorporation of the health and social services and the education networks within the Government reporting entity. The deficit of the health and social services and the education networks for fiscal year 2006-2007 is $219 million.

Debt service is comparable with what was forecast. However, since the changes to the accounting policies resulted in a rise of $264 million, expenditure is in fact down compared to the forecast. This decrease results primarily from the fact that medium- and long-term interest rates were lower than forecast and that the Canadian dollar performed more favourably than expected compared to the yen and U.S. dollar.

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5.	Variance analysis (cont’d)

Consolidated expenditure

Comparison of actual results with the previous fiscal year

The increase of $2 887 million, or 5.5%, in expenditure excluding debt service can be attributed primarily to the following factors:

a rise of $1 508 million, or 6.8%, in the “Health and Social Services” mission, for the Government’s commitment to continue to maintain health investment as a top priority. This increase results notably from the growth in the cost of programs and new collective agreements, including adjustments related to pay equity;

a rise of $306 million, or 2.3%, in the “Education and Culture” mission, to, notably, add hours of teaching time at the elementary level and improve support for students experiencing difficulties;

an increase of $1 073 million, or 6.3%, in “Other missions,” caused notably by:

–	the addition of the expenditures of a few agencies whose status has been changed under the accounting reform;

–	recognition of the retroactive wages to be paid to Québec judges following a recent Superior Court ruling;

–	the cost of developing the network of day care centers (CPE);

–	the impact on the annual expenditure budget of the Ministère des Transports of increasingly large investments on the road network;

–	the cost of the general elections held in March 2007.

Lastly, the debt service expenditure is $335 million higher than in 2005-2006. The changes to the accounting policies resulted in an increase in expenditure of $264 million, due in particular to the addition of the debt service of a few agencies whose status has been changed. The difference results from the increase in the amount of the debt, though that is offset by additional interest income generated by the growth of the Retirement Plans Sinking Fund.

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ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis (cont’d)

Consolidated expenditure

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

(1)	The comparative figures for 2006 have not been restated to reflect the changes in accounting policies. Certain figures were reclassified, however, for consistency with the presentation adopted in 2007.

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5.	Variance analysis (cont’d)

Consolidated net financial requirements

Compared to the 2006-2007 Budget, consolidated net financial requirements have risen by $2 331 million, chiefly as a result of the unanticipated impact of the accounting reform. Although the annual surplus exceeded the forecast of $1 919 million, the changes to the accounting policies largely contributed to the additional requirements of $4 250 million reflected in non-budgetary transactions. These additional requirements stem mainly from:

–	an increase in requirements of $2 929 million under the heading “Other accounts” attributable essentially to the change in accounts receivable and payable and expenses payable. This change stems in particular from the move to accrual accounting for income and property tax revenue, consumption taxes and duties and permits, as well as from the retroactive payment of pay equity adjustments to provincial employees in March 2007;

–

requirements of $1 221 million under the heading “Loans and advances to the networks”. This amount, included further to the accounting reform, corresponds to the advances made during the fiscal year to entities of the health and social services and the education networks;

–

an increase in requirements of $651 million under the heading “Investments, loans and advances”. This change is due in particular to the fact that only a fraction of the additional profits earned by Hydro-Québec was paid to the government as dividends.

Consolidated net financial requirements

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

	Budget Speech of March 23, 2006	Actual data	Change compared with Budget

Annual surplus	74	1 993	1 919
Consolidated non-budgetary transactions
Investments, loans and advances	(1 495)	(2 146)	(651)
Annual deficit of the networks	--	219	219
Loans and advances to the networks	--	(1 221)	(1 221)
Fixed assets	(1 249)	(1 219)	30
Pension plans	2 257	2 559	302
Other accounts	(82)	(3 011)	(2 929)

Consolidated non-budgetary transactions	(569)	(4 819)	(4 250)

CONSOLIDATED NET FINANCIAL REQUIREMENTS	(495)	(2 826)	(2 331)

30

ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis (cont’d)

Government’s financial assets and liabilities

AS AT MARCH 31, 2007

(in millions of dollars)

(1)	The comparative figures for 2006 have not been restated to reflect the changes in accounting policies. Certain figures were reclassified, however, for consistency with the presentation adopted in 2007.

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PUBLIC ACCOUNTS – VOLUME 1

5.	Variance analysis (cont’d)

Government’s financial assets and liabilities

Comparison of actual results with the previous fiscal year

The difference between the Government’s financial assets and its liabilities corresponds to the net debt. As at March 31, 2007 the net debt amounted to $122 191 million, up $17 508 million from the previous fiscal year, i.e. $227 million resulting from transactions in fiscal 2006-2007 and $17 281 million resulting from accounting restatements further to the reform, mostly due to the integration within the reporting entity of agencies that fund the health and social services and the education networks.

Financial assets grew by $7 734 million in fiscal 2006-2007. This is attributable essentially to an increase of $3 860 million in accounts receivable, a rise of $3 197 million in short-term investments and an accumulated amount of $584 million in the Generations Fund. The details of financial assets are shown in appendices 8 to 12 of the consolidated financial statements.

The Government’s liabilities consist mainly of direct debt, pension plans, debt contracted to finance the networks, and accounts payable and accrued expenses. In fiscal year 2006-2007, the increase in the Government’s liabilities is attributable chiefly to the $10 486-million rise in its direct debt, including $6 069 million of advance borrowings, and the addition, further to the accounting reform, of $12 623 million to the debt to fund the networks, to reflect, in particular, the change in status of Financement-Québec following the inclusion of the health and social services and the education networks within the government reporting entity.

The table on the following page shows the change in the Government’s debt compared with the forecast in the 2006-2007 Budget and the change compared with the previous fiscal year.

32

ANALYSIS OF
FINANCIAL STATEMENTS

5.	Variance analysis (cont’d)

Change in the Government’s debt

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

	Budget Speech of March 23, 2006	Actual results as at March 31, 2007		Change compared with Budget	Actual results as at March 31, 2006	Change compared with previous year
Direct debt	n/a	98 448		n/a	87 962	n/a
Advance borrowings	n/a	(6 069)		n/a	(2 684)	(3 385)
Deferred foreign exchange losses (gains)	n/a	(1 885)		n/a	(1 606)	(279)
Debt resulting from the change in status of agencies under the accounting reform	n/a	(154)		n/a	n/a	n/a

Direct debt excluding advance borrowings and deferred exchange losses (gains)	87 680	90 340		2 660	83 672	6 668

Pension plans liability	59 050	59 721		671	57 193	2 528
Retirement Plans Sinking Fund	(25 533)	(26 877)		(1 344)	(22 563)	(4 314)

Net pension plans liability	33 517	32 844		(673)	34 630	(1 786)
Generations Fund	(74)	(584)		(510)	--	(584)

TOTAL DEBT (1)	121 123	122 600		1 477	118 302	4 298

Debt to finance the health and social services and the education networks	n/a	15 569	(2)	n/a	n/a	n/a
Debt to finance the work of municipal bodies	2 651	2 522		(129)	2 678	(156)
Debt resulting from the change in status of agencies under the accounting reform	n/a	154		n/a	n/a	n/a
Future social benefits	n/a	752		n/a	792	n/a

GROSS DEBT	n/a	141 597		n/a	n/a	n/a

(1)	For the purposes of the Act to reduce the debt and establish the Generations Fund.
(2)	Excluding $31 million for a fiduciary and a non-profit organization.

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PUBLIC ACCOUNTS – VOLUME 1

5.	Variance analysis (cont’d)

Change in the Government’s total debt

Comparison of actual results with the Budget

The upward adjustment of $1 477 million to the total debt for the purposes of the Act to reduce the debt and establish the Generations Fund forecast in the 2006-2007 Budget is attributable mainly to retroactive adjustments relating to pay equity totalling $1 397 million that were disbursed in March 2007.

Comparison of actual results with the previous fiscal year

As at March 31, 2007, the total debt for the purposes of the Act to reduce the debt and establish the Generations Fund of the Government stood at $122 600 million, up $4 298 million compared to March 31, 2006. This increase is attributable in particular to:

•	the increase of $1 953 million in the interest in Government enterprises, particularly Hydro-Québec, essentially due to the portion of earnings not paid as dividends;

•	the total investment of $2 373 million in fixed assets that, after deducting depreciation and reductions in value of $1 154 million, raised its net value by $1 219 million;

•	retroactive adjustments relating to pay equity totalling $1 397 million that were disbursed in March 2007.

34

ANALYSIS OF
FINANCIAL STATEMENTS

6.	Allocation of the annual surplus

Consolidated budget balance

The Gouvernement du Québec adopted legislation to maintain a strict budget balance yet allowing some flexibility in order to deal with important events that might affect financial balances.

To do so, virtually the entire $1 993-million annual surplus presented as at March 31, 2007 was allocated to the Generations Fund and the reserve.

Consequently, the consolidated budget balance after the amount allocated to the Generations Fund and the reserve is $109 million.

Consolidated budget balance

(in millions of dollars)

	2007		2006
	Budget	Actual data	Actual data
Annual surplus	74	1 993	37
Revenue of the Generations Fund	(74)	(584)	--
Allocation to the reserve	--	(1 300)	--

Consolidated budget balance after amounts allocated to the Generations Fund and the reserve	--	109	37

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PUBLIC ACCOUNTS – VOLUME 1

6.	Allocation of the annual surplus (cont’d)

Generations Fund

In the March 2006 Budget, the Government estimated Generations Fund revenue at $74 million in 2006-2007. Given an additional payment of $500 million from the earnings of Hydro-Québec’s sale of its share in Transelec Chile, the amounts accumulated in the Fund reached $584 million at March 31, 2007.

Revenue of the Generations Fund at the end of fiscal 2006-2007 breaks down as follows:

Revenue(1)

(in millions of dollars)

	2007
	Budget	Actual results
Own-source revenue
Water-power royalties	73	76
Unclaimed property	--	5
Investment income
Revenue from participation deposits	1	2
Revenue from demand deposits	--	1

Total own-source revenue	74	84

Revenue allocated by the Government
Revenue from the sale of Hydro- Québec's share in Transelec Chile	--	500

Revenue	74	584

(1)	No comparative data are presented since the Generations Fund became operational on January 1, 2007.

36

ANALYSIS OF
FINANCIAL STATEMENTS

6.	Allocation of the annual surplus (cont’d)

Reserve

Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the Government set up a reserve to finance fixed assets projects and other projects to be completed within a fixed period of time. However, when the Government believes that it is in the public interest to do so, it can use the reserve for projects other than those for which it was created. Further, the Government may allocate all or part of the reserve maintaining a balanced budget.

In the Budget Speech, the Minister of Finance determines the portion of the surplus for the fiscal year exceeding the budgetary objective to be allocated to the reserve and the amounts to be allocated to the different components.

In the 2007-2008 Budget Speech, the Minister announced that a $1 300 million surplus of revenue over expenditure was allocated to the reserve.

In 2007-2008, the Government intends to pay an additional $200 million into the Generations Fund from the amounts allocated to the budgetary reserve in 2006-2007. The reserve balance, i.e. $1 100 million, is slated for use to maintain a balanced budget in 2008-2009

Reserve

(in millions of dollars)

	Additional payment to the Generations Fund	Mainte- nance of a balanced budget	2007	2006
Opening balance	--	--	--	--

Allocation to the reserve	200	1 100	1 300	--

Closing balance	200	1 100	1 300	--

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PUBLIC ACCOUNTS – VOLUME 1

7.	Results of the indicator analysis

The financial indicator analysis shows that the state of the Government’s finances has improved since 1997-1998. Indeed, the indicators reveal that the Government’s ability to meet its commitments is greater than before. Moreover, the financial risk management policy has made the Government less vulnerable to foreign exchange rate fluctuations on financial markets.

Indicator 1: Debt representing accumulated deficits to gross domestic product (GDP)

The indicator of the debt representing accumulated deficits of the government to GDP illustrates the degree of indebtedness in relation to the portion of the net debt relating to the accumulation of deficits over prior fiscal years of the government.

Since 1998, the indicator of the debt representing accumulated deficits to GDP has consistently improved, from 43.8% as at March 31, 1998 to 33.6% as at March 31, 2006. After the accounting reform, it stands at 33.9% as at March 31, 2007. This reduction in the weight of the debt in the economy stems from the fact that a balanced budget was maintained in a context of sustained economic growth over that period.

DEBT REPRESENTING ACCUMULATED DEFICITS (1)

(as a % of GDP)

(1)	Prior to the allocation of the amounts to the reserve.
(2)	After taking the net results of the Generations Fund into account.

38

ANALYSIS OF
FINANCIAL STATEMENTS

7.	Results of the indicator analysis (cont’d)

Indicator 2: Change in consolidated budget balance

The consolidated budget balance represents the difference between consolidated budgetary revenue and expenditure. The change in the consolidated budget balance shows the extent to which the Government is able to meet its annual financial obligations from its revenue (own-source revenue and federal transfers). It also shows the extent to which the Government can meet its balanced budget forecasts.

In keeping with the commitment it made by adopting the Act respecting the elimination of the deficit and a balanced budget (R.S.Q. c. E-4.01), now called the Balanced Budget Act (R.S.Q., c. E-12.00001), the Government is targeting a balanced budget. Indeed, the deficits posted from 2001-2002 to 2004-2005 offset the budgetary surplus achieved in 2000-2001. It should be noted that Section 9 of the Act stipulates that “if the Government achieves a surplus in a fiscal year, it may incur overruns in subsequent fiscal years up to the amount of that surplus.” For 2006-2007, the Government posted a $109-million surplus, after allocations to the Generations Fund and the reserve.

CONSOLIDATED BUDGET BALANCE

(in millions of dollars)

(1)	An amount of $950 million was posted to the budgetary reserve in 2000-2001 and was used in full in 2001-2002.
(2)	An amount of $1 300 million was posted to the budgetary reserve in 2006-2007 and $584 million was allocated to the Generations Fund.

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PUBLIC ACCOUNTS – VOLUME 1

7.	Results of the indicator analysis (cont’d)

Indicator 3: Debt service to total revenue

The debt service to total revenue indicator measures the Government’s ability to cover the cost of its borrowings from its revenue as a whole. It shows the extent to which the borrowings contracted limit the Government’s ability to meet its commitments.

As at March 31, 1998, debt service represented 17.7% of total revenue, compared with 12.1% as at March 31, 2007. This represents a decrease of close to a third of the ratio within the space of nine years.

DEBT SERVICE (1)

(as a % of total revenue)

(1)	Does not include the debt service of entities of the health and social services and the education networks. Instead, transfers to cover these costs are included in program spending.
(2)	For 2006-2007, the accounting reform has caused an increase in debt service of $264 million and in total revenue of $609 million. Without these impacts, the ratio would have been 11.8%.

40

ANALYSIS OF
FINANCIAL STATEMENTS

7.	Results of the indicator analysis (cont’d)

Indicator 4: Own-source revenue to GDP

The own-source revenue to GDP indicator measures the proportion of collective wealth that the Government collects in the form of income tax and other taxes and of other revenue derived from its enterprises in particular. The Government’s own-source revenue includes all revenue apart from transfers received from the Government of Canada.

It can be noted that this ratio dropped steadily from 1998-1999 to 2001-2002, from 19.2% of GDP to 17.5% respectively. The indicator remained stable from 2001-2002 to 2005-2006. The increase in the ratio to 18.8% in 2006-2007 is due in large part to Hydro-Québec’s additional profits, resulting from the sale of investments in enterprises.

OWN-SOURCE REVENUE

(as a % of GDP)

(1)	For 2006-2007, the accounting reform has caused an increase in own-source revenue of $619 million. Without this impact, the ratio would have been 18.6%.

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PUBLIC ACCOUNTS – VOLUME 1

7.	Results of the indicator analysis (cont’d)

Indicator 5: Program spending to GDP

The program spending to GDP indicator reveals the relative importance of the cost of public services in the economy.

Program spending as a percentage of GDP fell from 18.9% in 1998-1999 to 18.3% in 2006-2007. This means that the size of the Government has decreased in relation to collective wealth as a whole.

PROGRAM SPENDING

(as a % of GDP)

(1)	For 2006-2007, the accounting reform has caused a decrease in program spending of $93 million. This impact is not sufficiently significant to cause the ratio shown to vary.

42

ANALYSIS OF
FINANCIAL STATEMENTS

7.	Results of the indicator analysis (cont’d)

Indicator 6: Transfers received from the Federal Government to total revenue

Transfers received from the Federal Government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various cost-sharing agreements. This indicator measures the portion of the Québec Government’s revenue that is received from the Federal Government.

In 1999-2000, the proportion of federal transfers in total revenue was 13.9%, an historic low compared with the proportion of nearly 29% observed in 1983-1984. In 2000-2001 and 2001-2002, the proportion grew substantially, to 18.9%. Since then it has remained fairly stable, standing at 18.4% in 2006-2007.

FEDERAL TRANSFERS

(as a % of total revenue)

(1)	For 2006-2007, the accounting reform has caused a decrease in federal transfers of $10 million and an increase in total revenue of $609 million. Without these impacts, the ratio would have been 18.5%.

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PUBLIC ACCOUNTS – VOLUME 1

7.	Results of the indicator analysis (cont’d)

Indicator 7: Debt in foreign currency as at March 31

The debt in foreign currency indicator as a percentage of debt aims to highlight the Government’s vulnerability to fluctuations in the Canadian dollar.

Since 1998, the proportion of the debt denominated in foreign currencies has fallen sharply, from 21.7% as at March 31, 1998 to 8.0% as at March 31, 2006. After the accounting reform, it stands at 6.1% as at March 31, 2007. This decrease makes the Government less vulnerable to fluctuations in the Canadian dollar in relation to other currencies.

DEBT IN FOREIGN CURRENCY AS AT MARCH 31 (1) (2)

(as a % of debt)

(1)	Including borrowings made in advance and excluding the balance of deferred exchange losses (gains) and after taking into account financial instruments used by the government in managing its debt.
(2)	Before the reform, the debt in foreign currencies is shown compared to the total debt, whereas after the reform, it is shown compared to the gross debt.

44

ANALYSIS OF
FINANCIAL STATEMENTS

APPENDIX

Financial statistics

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

This table presents the trends observed over the past ten years for several financial statement items. In addition, explanatory notes identify the changes made to previous financial statements.

Fiscal year	Revenue *	Expenditure *	(Deficit) or surplus		Total debt	Net debt(1)		Non- financial assets	Accumulated deficit
2006-2007	65 196	63 203	1 993	(13)	122 600	(122 191	)(11)	26 432	(95 759)
Prior to the reform of government accounting **
2005-2006	60 018	59 981	37		118 302	(104 683	)(10)	12 984	(91 699)
2004-2005	56 885	57 549	(664)		116 596	(99 042	)(9)	11 818	(87 224)
2003-2004	54 530	54 888	(358)		114 725	(97 025	)(8)	10 735	(86 290)
2002-2003	52 225	52 953	(728)		111 342	(95 601	)(7)	9 716	(85 885)
2001-2002	50 011	50 939	(928	)(12)	107 175	(92 772	)(6)	8 234	(84 538)
2000-2001	50 628	49 251	1 377	(12)	104 848	(88 208	)(5)	7 166	(81 042)
1999-2000	46 828	46 821	7		102 120	(89 162	)(4)	6 693	(82 469)
1998-1999	46 034	45 908	126		101 113	(88 810	)(3)	6 233	(82 577)
1997-1998	41 548	43 705	(2 157)		98 385	(88 597	)(2)	6 016	(82 581)

*	Certain figures were reclassified for consistency with the presentation adopted in 2006-2007.
**	Caution must be applied in comparing the data for 2006-2007 with those of prior years because of the impact of the accounting reform.

($M: millions of dollars)

(1)	Net debt represents total liabilities minus financial assets, recorded in the consolidated statement of financial position.

(2)

The net debt of ($64 833 M) as at April 1, 1997 was increased by ($21 607 M), including ($13 173 M) for the recording of unrecorded pension plan obligations, ($6 889 M) for the consolidation of Government enterprises, agencies and special funds, ($731 M) for the change to the method used to record borrowings, ($461 M) for the recording of public sector restructuring measures and ($353 M) for the recording of fixed assets.

(3)	The net debt was increased by ($339 M), including ($217 M) for fixed assets, ($25 M) for accounts payable and accrued expenses and ($97 M) for other accounts.

(4)	The net debt was increased by ($359 M) for fixed assets.

(5)	The net debt was increased by ($423 M), including ($473 M) for fixed assets, ($12 M) for sick leave and vacations and $62 M for investments in Government enterprises.

(6)

The net debt was increased by ($1 386 M), including ($1 068 M) for fixed assets, $88 M for the Government’s share of enterprises’ foreign exchange gains or losses, ($215 M) for the correction of the error made by the Canada Customs and Revenue Agency, ($65 M) for the change in the accounting policy for certain recoveries and ($126 M) for the recording of employer contributions in respect of obligations relating to sick leave and vacations, for the change in the status of a Government enterprise and for costs related to the improvement of premises. In addition, accounting changes made by Government enterprises increased the net debt by ($2 250 M), including ($1 338 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

(7)

The net debt was increased by ($1 714 M), including ($1 482 M) for fixed assets, ($122 M) for the Government’s share of enterprises’ foreign exchange gains or losses and ($110 M) for a change in the application of the accounting policy for debts and an adjustment to the accounts receivable of a consolidated agency. In addition, accounting changes made by Government enterprises increased the net debt by ($387 M), including ($363 M) relating to the capping mechanism used in calculating deferred foreign exchange gains and losses on the basis of the real rate of return assumption.

(8)

The net debt was increased by ($1 059 M), including ($1 019 M) for fixed assets and ($40 M) for the Government’s share of enterprises’ foreign exchange gains or losses. In addition, a correction of the allowance for sick leave and vacations made by a Government enterprise increased the net debt by ($7 M).

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PUBLIC ACCOUNTS – VOLUME 1

APPENDIX

Financial statistics (cont’d)

(9)

The net debt was increased by ($1 353 M), including ($1 083 M) for fixed assets, ($126 M) following a reassessment of subsidies for school boards, ($147 M) for a correction to the allowance for doubtful accounts and $3 M for the Government’s share of enterprises’ foreign exchange gains or losses.

(10)

The net debt was increased by ($5 678 M), including ($1 166 M) for fixed assets, ($3 384 M) for the change in the accounting policy for revenue from Federal Government transfers, ($270 M) for a change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives, ($264 M) following the new actuarial valuations of the pension plans, ($552 M) for the change in the recording of revenue from registration fees, ($41 M) for the harmonization of the accounting policies of consolidated organizations and $24 M for the Government’s share of the translation adjustments of Government enterprises. Restatements by Government enterprises raised the net debt by ($25 M).

(11)

The net debt has risen by ($19 501 M), i.e. ($1 219 M) for fixed assets, ($10 M) for inventories and prepaid expenses, ($1 002 M) in net investment in the health and social services and the education networks, $841 M for the change to the accounting practice concerning the recognition of financial instruments in the adjustments made by government enterprises, ($468 M) for the change to the accounting practice concerning obligations arising from the rehabilitation of contaminated land recorded as an environmental liability and ($17 643 M) for adjustments resulting from the accounting reform. These adjustments are distributed as follows: ($6 426 M) for accumulated deficits (see note 3 to the financial statements), ($2 184 M) for fixed assets, ($152 M) for inventories and prepaid expenses and ($8 881 M) in net investment in the health and social services and the education networks.

(12)	Does not take the budgetary reserve of ($950 M) into account.

(13)	$1 300 M was posted to the budgetary reserve and $584 M was allocated to the Generations Fund.

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CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL
STATEMENTS

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance in accordance with the Financial Administration Act (R.S.Q., c. A-6.001, s. 86). The analysis of the financial statements contained in Volume 1 was also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting and obtains all the information needed to meet its accounting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Jean Houde	Carole Boisvert, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, November 29, 2007

49

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CONSOLIDATED FINANCIAL
STATEMENTS

Auditor General’s report

To the National Assembly,

I have audited the consolidated statement of the financial position of the Government of Québec as at March 31, 2007 as well as the consolidated statements of operations, accumulated deficit, change in the net debt and cash flows of the fiscal year ended on that date. The Minister of Finance is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the government, as well as evaluating the overall financial statement presentation.

In my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2007 as well as the results of its activities, the changes in its accumulated deficits, its net debt and its cash flows for the fiscal year then ended in accordance with Canadian generally accepted accounting principles.

In other respects, as required by the Auditor General Act, I express the opinion that these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2007 and the results of its activities, the changes in its accumulated deficits, its net debt and its cash flows for the fiscal year then ended in accordance with the accounting policies of the Government of Québec set out in note 1 of the consolidated financial statements. Moreover, in accordance with that Act, I report that, in my opinion, except for the retroactive application, without adjusting the figures of the previous year, of the changes to the accounting policies explained in note 3, these accounting policies have been applied on a basis consistent with that of the preceding fiscal year.

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PUBLIC ACCOUNTS – VOLUME 1

Auditor General’s report (cont’d)

Other information and comments on the financial statements and on this report are presented in my special report to the National Assembly concerning the audit of the consolidated financial statements of the Government of Québec for the fiscal year ended on March 31, 2007.

Renaud Lachance, CA

Auditor General of Québec

Québec, November 29, 2007

52

CONSOLIDATED FINANCIAL
STATEMENTS

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

		2007		2006 (2)
Appendix		Budget (1)	Actual results	Actual results

6	REVENUE
	Income and property taxes (Note 4)	27 523	28 860	26 800
	Consumption taxes	13 237	12 851	12 609
	Duties and permits (Note 5)	1 265	1 641	1 506
	Miscellaneous	2 934	3 562	3 427
10	Revenue from Government enterprises	4 758	5 728	4 554
12	Revenue of the Generations Fund	74	584	--

	Own-source revenue	49 791	53 226	48 896
	Federal Government transfers	11 999	11 970	11 122

	Total revenue	61 790	65 196	60 018

7	EXPENDITURE
	Health and Social Services	22 883	23 782	22 274
	Education and Culture	13 666	13 436	13 130
	Economy and Environment	7 030	7 154	6 670
	Support for Individuals and Families	5 262	5 280	5 380
	Administration and Justice	4 987	5 657	4 968

	Sub-total	53 828	55 309	52 422
	Debt service	7 888	7 894	7 559

	Total expenditure	61 716	63 203	59 981

	ANNUAL SURPLUS	74	1 993	37

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the revenue and expenditure forecasts presented in the 2006-2007 Budget of March 23, 2006.
(2)

The comparative figures for 2006 have not been adjusted to reflect the accounting changes since the effort required to obtain the financial information needed to do so would be unreasonable. However, some figures have been reclassified for consistency with the presentation adopted in 2007.

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PUBLIC ACCOUNTS – VOLUME 1

Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

Appendix		2007	2006 (1)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(91 699)	(91 760)

	Accounting changes (Note 3)	(6 894)	--

10	Government’s share of restatements made by Government enterprises	830	--

	Restated balance	(97 763)	(91 760)
	Government’s share in the other elements of the comprehensive income from the Government enterprises	11	24

	Annual surplus	1 993	37

	ACCUMULATED DEFICIT, END OF YEAR	(95 759)	(91 699)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

The comparative figures for 2006 have not been adjusted to reflect the accounting changes since the effort required to obtain the financial information needed to do so would be unreasonable. However, some figures have been reclassified for consistency with the presentation adopted in 2007.

54

CONSOLIDATED FINANCIAL
STATEMENTS

Consolidated statement of financial position

AS AT MARCH 31, 2007

(in millions of dollars)

Appendix		2007		2006 (1)
FINANCIAL ASSETS

8	Short-term investments		6 124		2 927
9	Accounts receivable		13 435		9 575
	Inventories intended for sale		6		--
10	Investment in Government enterprises		23 497		20 918
11	Long-term investments		3 688		6 173
12	Generations Fund		584		--
	Deferred expenses related to debts		398		405

	TOTAL FINANCIAL ASSETS		47 732		39 998

LIABILITIES

13	Bank overdraft		184		227
14	Accounts payable and accrued expenses		12 911		8 782
15	Deferred revenue		2 919		2 220
16	Other liabilities		1 225		1 456
	Transfers from the Federal Government to be repaid (Note 6)		2 518		2 957
	Pension plans and other future social benefits (Note 7)		33 596		35 422
17	Debt before deferred foreign exchange gain (loss) (Notes 8 and 9)	96 563		86 356
	Deferred foreign exchange gain (loss)	1 885	98 448	1 606	87 962

17	Debt to finance the health and social services and education networks (Notes 8 and 9)		15 600		2 977
17	Debt to finance the work of municipal bodies (Notes 8 and 9)		2 522		2 678

	TOTAL LIABILITIES		169 923		144 681

	NET DEBT		(122 191)		(104 683)
NON-FINANCIAL ASSETS
18	Net investment in the health and social services and the education networks		9 883		--
19	Fixed assets		16 387		12 984
	Inventories		97		--
	Prepaid expenses		65		--

	TOTAL NON-FINANCIAL ASSETS		26 432		12 984

	ACCUMULATED DEFICIT		(95 759)		(91 699)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

20	Contractual obligations (Note 10)
21	Contingencies (Note 11)
22	Summary of fiduciary transactions conducted by a Department and Government agencies and funds
23	Reserve

(1)

The comparative figures for 2006 have not been adjusted to reflect the accounting changes since the effort required to obtain the financial information needed to do so would be unreasonable. However, some figures have been reclassified for consistency with the presentation adopted in 2007.

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PUBLIC ACCOUNTS – VOLUME 1

Consolidated statement of change in the net debt

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

Appendix		Budget (1)	2007	2006 (2)
	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(103 787)	(104 683)	(103 578)

	Accounting changes (Note 3)	--	(6 894)	--
	Restatement - Fixed assets	--	(2 184)	--
	Restatement - Inventories and prepaid expenses	--	(152)	--
	Restatement - Net investment in the health and social services and the education networks	--	(8 881)	--

10	Government’s share of restatements made by Government enterprises	--	830	--

	Restated balance	(103 787)	(121 964)	(103 578)

	Government’s share in the other elements of the comprehensive income from the Government enterprises	--	11	24
	Annual surplus	74	1 993	37
	Change due to inventories and prepaid expenses	--	(10)	--
	Change in the net investment in the health and social services and the education networks	--	(1 002)	--
	Change due to fixed assets
19	Acquisition	(2 339)	(2 443)	(2 224)
19	Depreciation	1 090	1 154	917
	Disposal and reductions in value	--	70	141

	Total change due to fixed assets	(1 249)	(1 219)	(1 166)
	Net decrease (increase) in the debt net	(1 175)	(227)	(1 105)

	NET DEBT, END OF YEAR	(104 962)	(122 191)	(104 683)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the revenue and expenditure forecasts presented in the 2006-2007 Budget of March 23, 2006.
(2)

The comparative figures for 2006 have not been adjusted to reflect the accounting changes since the effort required to obtain the financial information needed to do so would be unreasonable. However, some figures have been reclassified for consistency with the presentation adopted in 2007.

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CONSOLIDATED FINANCIAL
STATEMENTS

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

	2007		2006 (1)
OPERATING ACTIVITIES
Annual surplus		1 993		37
Items not affecting liquid assets
Doubtful accounts and other allowances	596		743
Vacation	14		64
Inventories and prepaid expenses	(10)
Depreciation and reductions in value of fixed assets	1 154		961
Amortization of deferred expenses related to debts	58		35
Amortization of deferred foreign exchange (gain) loss	(134)		(126)
Amortization of discounts and premiums	208	1 886	144	1 821

		3 879		1 858
Changes in financial assets and liabilities related to operations		(3 709)		(1 030)

		170		828

Activities related to pension plans and other future social benefits
Costs (Note 7)	1 936		1 682
Interest (Note 7)	4 157	6 093	4 061	5 743

Benefits	(3 607)		(3 517)
Employee and independent employer contributions	73	(3 534)	84	(3 433)

		2 559		2 310

Liquid assets provided by operating activities		2 729		3 138

INVESTMENT ACTIVITIES
Changes in investment in Government enterprises
Investments made	(45)		(46)
Investments realized and other	(122)		29
Share in the results of enterprises entered as revenue less declared dividends	(1 786)	(1 953)	(1 234)	(1 251)

Changes in net investment in the health and social services and the education networks
Annual deficit of the networks	219
Loans and advances to the networks	(1 221)	(1 002)

Changes in long-term investments
Investments made	(719)		(489)
Investments realized	492	(227)	520	31

Fixed assets
Acquisition	(2 443)		(2 224)
Disposal	70	(2 373)	97	(2 127)

Liquid assets used for investment activities		(5 555)		(3 347)

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PUBLIC ACCOUNTS – VOLUME 1

Consolidated statement of cash flow (cont’d)

FISCAL YEAR ENDED MARCH 31, 2007

(in millions of dollars)

	2007		2006 (1)
FINANCING ACTIVITIES
Changes in debts
Borrowings made	17 967		11 569
Borrowings repaid	(6 824)	11 143	(7 179)	4 390

Activities related to pension plans and other future social benefits
Changes in the Retirement Plans
Sinking Fund and Survivor
Pension Plan Fund
Payments and benefits	(2 984)		(3 000)
Reinvestment of Funds investment income	(1 464)	(4 448)	(1 230)	(4 230)

Activities related to the Generations Fund
Change in the Generations Fund		(584)		--

Liquid assets provided by financing activities		6 111		160

Increase (decrease) in liquid assets during the year		3 285		(49)
LIQUID ASSETS, BEGINNING OF YEAR		3 199		3 248

LIQUID ASSETS, END OF YEAR (2)		6 484		3 199

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

The comparative figures for 2006 have not been adjusted to reflect the accounting changes since the effort required to obtain the financial information needed to do so would be unreasonable. However, some figures have been reclassified for consistency with the presentation adopted in 2007.

(2)	Liquid assets include cash in bank (Appendix 13) and short-term investments (Appendix 8).

Consolidated statement of financial requirements and financing

	2007	2006 (1)
Liquid assets provided by operating activities	2 729	3 138
Liquid assets used for investment activities	(5 555)	(3 347)

NET FINANCIAL REQUIREMENTS	(2 826)	(209)

Liquid assets provided by financing activities	6 111	160
Change in liquid assets during the year	(3 285)	49

FINANCING TRANSACTIONS	2 826	209

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CONSOLIDATED FINANCIAL
STATEMENTS

Notes to financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by the National Assembly, departments as well as the agencies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities of the Government’s reporting entity are listed in appendices 1 to 4 of the consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of Government enterprises and organizations of the health and social services and the education networks, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line. Inter-organization transactions and balances have been eliminated.

Investment in Government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an opposite entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-organization gains and losses relating to transactions on assets that remain within the Government reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government. A Government enterprise has all of the following characteristics:

a)	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

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1.	Significant accounting policies (cont’d)

b)	it is vested with the financial and administrative power to carry out commercial activities;

c)	its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

The accounts of organizations of the health and social services and the education networks are accounted for using the modified equity method. This consolidation is carried out on the basis of the financial statements of the organizations, after adjustments to eliminate material differences between their accounting policies and those of the Government, in particular concerning fixed assets. According to this method, the net equity of these organizations, representing the total of their financial and non-financial assets reduced by their liabilities, is recognized as a component of the net investment in the health and social services and the education networks. The annual surplus or deficit of organizations is recognized in the expenditures of the mission concerned. Where the fiscal year-end of an organization differs from that of the Government, its financial results are adjusted only if the financial transactions carried out during the interval materially affect the Government’s financial position or results.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

–	Revenue from income and property tax is recognized when the taxpayer earned the income subject to tax.

–	Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

–	Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies

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CONSOLIDATED FINANCIAL
STATEMENTS

1.	Significant accounting policies (cont’d)

significantly from year to year and the time allowed for filing corporate returns means that information cannot be obtained in time to make adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

–	Tax revenue does not include estimates for amounts of unreported taxes. These amounts are recorded when assessments are issued, following audits.

–

Revenues from duties and permits are recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the government must supply to the holder of the duty or the permit, the revenue is deferred and recognized over the reference period of such duty or permit.

–

Transfers from the Federal Government are recorded as revenue in the fiscal year during which the events giving rise to them occur, provided the transfers were authorized, the eligibility criteria were met and it is possible to make a reasonable estimate of the amounts involved.

–	Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

Expenditure

Expenditure includes the cost of goods consumed and services obtained during the fiscal year, including annual depreciation of the cost of fixed assets.

Transfers, whether entitlements, transfers relating to shared-cost programs or grants, are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once the beneficiaries have met the eligibility criteria. The determining factor for recognizing an entitlement is the beneficiary’s satisfaction of the eligibility criteria stipulated in a law or a regulation, while for a transfer relating to a shared-cost program it is the incurring by the beneficiary of eligible costs, and for a grant it is its authorization by the Government.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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1.	Significant accounting policies (cont’d)

Financial assets

Short-term investments are recorded at the lesser of cost and market value. Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Investment in Government enterprises is recorded using the modified equity method.

Long-term investments are recorded at cost.

For loans and other investments with concessionary terms, their face value is discounted at the average rate of Government borrowings to determine the value of the grant component, which is recognized as a transfer at the time the investments are made. The discount on loans and other investments is amortized over their lifetime using the real interest method, and recognized as interest income.

Long-term investments are reduced using valuation allowances. An allowance is recorded for loans and advances where the facts or circumstances point to a future loss. For other long-term investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. Any investment write-off reduces the cost of investments as well as the valuation allowance relating to such investment. The residual balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to operations. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline. The reduction is taken into account in the determination of the results for the fiscal year.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

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CONSOLIDATED FINANCIAL
STATEMENTS

1.	Significant accounting policies (cont’d)

Liabilities

Other liabilities

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other financial initiatives guaranteed by the Government are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives, reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises with an exceptionally high cumulative balance of financial initiatives guaranteed by the Government or with particular features, the estimate of probable losses relating to these initiatives is made using a case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as contamination occurs or as soon as the Government is informed. An environmental liability includes the estimated cost of contaminated land management and remediation. The remediation cost evaluation is based on the best information available and is revised annually.

Given the difficulties inherent in evaluating this liability, the Government’s obligations, which will be recognized until March 31, 2010 for contaminated land existing as at March 31, 2006, will be posted to accumulated deficit.

Pension Plans and other future social benefits

Pension Plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government’s financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

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1.	Significant accounting policies (cont’d)

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses, is charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plan liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP and the PPMP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using part of the Consolidated Revenue Fund up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The sinking fund’s investments are valued at an adjusted market value, where the difference between the real return based on market value and the forecast return is amortized over five years.

The annual income of the sinking fund is obtained by applying the rate of return stipulated in the actuarial valuations of the retirement plans to the fund balance. The adjustments recognized annually, arising from actuarial gains and losses attributable to the use of the stipulated rate of return, are amortized using the straight-line method over the estimated average length of the remaining active career of retirement plans participants. The amortization of these adjustments is recorded as investment income of the fund.

The RPSF’s investment income is subtracted in calculating interest charges on obligations relating to vested benefits.

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CONSOLIDATED FINANCIAL
STATEMENTS

1.	Significant accounting policies (cont’d)

Other future social benefits

The long-term obligations arising from other social benefits granted to employees are valued using actuarial methods, according to the most likely assumptions determined by the Government. The resulting obligations and corresponding expenditures are recorded on the basis of the acquisition method of these social benefits by employees, i.e. either based on services provided or on the occurrence of the event giving rise to this employment-related benefit.

The cost of these social benefits acquired during the year, the cost of changes to the provisions of these social benefits, the amortization of adjustments relating to estimates arising from actuarial gains and losses and the interest charges on these obligations are charged to expenditure of the fiscal year with an offset to the “Other future social benefits” account.

Any fund set up to provide for the payment of obligations relating to these other future social benefits and the revenue arising from it are accounted for on the basis of the same accounting policies as the RPSF, with the necessary adjustments if needed.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

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PUBLIC ACCOUNTS – VOLUME 1

1.	Significant accounting policies (cont’d)

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as “Debts” items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract.

Debt Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture and the development of data processing systems.

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CONSOLIDATED FINANCIAL
STATEMENTS

1.	Significant accounting policies (cont’d)

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated - using a logical and systematic method over a period corresponding to their useful life. Cost includes financing charges capitalized during their construction, improvement or development. The cost of fixed assets held under capital leases is equal to the present value of payments due. Fixed assets under construction or being developed are not depreciated until they are put into service.

Works of art and historic property are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue, except for land where the offsetting entry is recognized in revenue for the year of acquisition. Contributions for the acquisition of fixed assets, received from organizations outside the reporting entity, are recorded in deferred revenue, with the exception of those intended for the purchase of land, which are recorded in revenue in the year of acquisition. Deferred revenue is amortized in revenue at the same rate as the depreciation of the cost of the corresponding fixed assets.

Net investment in the health and social services and the education networks

The net investment in the health and social services and the education networks includes the net equity of the organizations of these networks included in the reporting entity, advances made to them by the Government and the sinking funds relating to their borrowings to finance fixed assets. Net equity is recorded using the modified equity method described in the “Consolidation method” section, while advances and sinking funds are recorded according to the accounting practice for long-term investments.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value. Inventories intended for sale are presented as financial assets.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

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2.	Measurement uncertainty

In preparing its financial statements, the Government must deal with the uncertainty inherent in measuring some of the items recognized or presented in the financial statements. The value of these elements is determined using estimates based on various assumptions.

The estimates are in turn based on the most reliable data available at the time the financial statements are prepared. They are adjusted annually according to new data that become available.

Estimates are used in particular for amounts receivable or refundable relating to income and property tax and consumption taxes established using the accrual accounting method, obligations of the retirement plans and other social benefits valued using actuarial methods, the useful life of fixed assets, environmental liabilities and allowance for doubtful accounts of debtors, valuation allowances on investments, losses on guaranteed financial initiatives and losses resulting from lawsuits and claims against the Government.

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CONSOLIDATED FINANCIAL
STATEMENTS

3.	Accounting changes

Changes to accounting policies

As part of the 2006-2007 accounting reform and the measure announced in the 2007-2008 Budget, many Government accounting policies have been changed to comply with generally accepted accounting principles in Canada for the public sector in effect in 2006-2007

The main changes concern the following:

Reporting entity and consolidation method

The criterion for inclusion in the Government reporting entity is now based on the control exercised by the Government. Consequently, the Government reporting entity now includes the vast majority of organizations of the Government’s health and social services and the education networks. These entities are included on the basis of the modified equity method. Their net assets are recognized as non-financial assets in the new item “Net investment in the health and social services and the education networks”.

Revenue

All revenue from income and property taxes, consumption taxes and duties and permits is now recorded using the accrual accounting method. Previously, some of these revenue were recognized on the basis of the amounts received, with adjustments to reflect assessments and accounts issued before the end of the fiscal year.

Expenditure

The factors determining the time when transfer expenditures are recognized, according to the type of transfer, have been specified in the accounting policies. This implies a reassessment of when the expenditure is recognized.

Long-term investments

The grant portion arising from the concessionary terms allowed on investments and loans to third parties is now recorded as a transfer expenditure.

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3.	Accounting changes (cont’d)

Other liabilities

Obligations arising from the remediation of contaminated land under the Government’s responsibility, or likely to come under its responsibility, are now recorded as an environmental liability as soon as the contamination occurs or once the Government is informed. Previously, only the cost of the remediation work completed but unpaid was recorded as a liability.

The allowance for losses on guaranteed financial initiatives is now based on the remaining balance of such initiatives, whereas previously it was calculated on the authorized amount at the time of authorization.

Retirement plans and other future social benefits

The annual income of the Retirement Plans Sinking Fund is now calculated on the adjusted market value of the investments. Previously, it was based on the book value of the fund. In addition, actuarial gains and losses to be amortized relating to the return on the fund are recognized on an annual basis, rather than being determined only every three years at the time of the actuarial valuation.

The allowance for sick leave is now determined on the basis of an actuarial method, whereas previously it was based on the cost of unused sick days accumulated by employees.

Actuarial gains and losses relating to the accounting for the survivor pension plan are now amortized over remaining life expectancy of the beneficiaries rather than being amortized over five years. In addition, the annual income of the assets is now determined on the basis of the rate of return stipulated in the actuarial valuations rather than being based on the return achieved during the fiscal year.

Debts

Exchange gains and losses on short-term foreign exchange contracts are now recognized over the life of these contracts rather than the remaining life of the portfolio of borrowings in the currency concerned.

Inventories and prepaid expenses

Inventories and prepaid expenses are now recognized as Government non-financial assets and charged to expenditure of the fiscal year in which the goods are consumed and the services received. Previously, these costs were charged to expenditure at the time the goods and services were acquired. In addition, inventories intended for sale are now recognized as a financial asset rather than being charged to expenditure upon acquisition.

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CONSOLIDATED FINANCIAL
STATEMENTS

3.	Accounting changes (cont’d)

Other accounting changes

In addition, the accounting reform has given rise to certain other adjustments.

The main adjustments concern the line-by-line consolidation of certain organizations, which previously were recorded using the modified equity method as investments in Government enterprises. This change stems chiefly from the inclusion in the Government reporting entity of organizations of the health and social services and the education networks.

The effect of all these accounting changes on transactions prior to March 31, 2006 has been recognized retroactively, as at April 1, 2006, as adjustments in the statement of accumulated deficits for the fiscal year ended March 31, 2007.

However, the comparative figures for the fiscal year ended March 31, 2006 have not been restated to reflect these changes since the effort required to obtain the financial information needed to do so would be unreasonable.

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3.	Accounting changes (cont’d)

	As at March 31, 2007
						Liabilities			Net debt
	Revenue	Expenditure	Surplus	Financial assets		Debt		Other liabilities	Accu- mulated deficits	Net invest- ment in the networks	Fixed assets	Other non- financial assets	Accumulated deficits as at April 1, 2006
				(in millions of dollars)
Accounting reform
Inclusion of the networks	--	219	(219)	(483)		--		(483)	3 439	(3 439)	--	--	3 220
Revenue according to accrual accounting	315	29	286	1 840		--		3 458	1 618	--	--	--	1 904
Transfer expenditures	(10)	(76)	66	--		--		418	418	--	--	--	484
Loans and investments with concessionary terms	31	27	4	(331)		--		--	331	--	--	--	335
Allowance for losses on guaranteed financial initiatives	--	(68)	68	69		--		(57)	(126)	--	--	--	(58)
Retirement Plans Sinking Fund	--	42	(42)	--		--		167	167	--	--	--	125
Future social benefits	(30)	11	(41)	9		--		30	21	--	--	--	(20)
Debts - short-term foreign exchange contracts	--	33	(33)	38		779		--	741	--	--	--	708
Inventories and prepaid expenses	--	(10)	10	6		--		--	(162)	--	--	156	(152)
Other	10	21	(11)	(2 854)	(1)	(2 946)	(1)	50	(66)	--	24	--	(77)
Status of certain organizations
Corporation d'hébergement du Québec	(1)	(6)	5	(737)		3 483		222	(27)	2 491	1 976	2	(22)
Financement-Québec	(8)	(9)	1	1 434		12 086		178	(1)	10 831	--	--	--
Other organizations	302	299	3	(101)		154		35	(24)	--	310	4	(21)

Subtotal: items of the accounting reform	609	512	97	(1 110)		13 556		4 018	6 329	9 883	2 310	162	6 426

Measure of the 2007-2008 Budget
Environmental liability	--	(5)	5	--		--		463	463	--	--	--	468

Total impact	609	507	102	(1 110)		13 556		4 481	6 792	9 883	2 310	162	6 894

(1)

Including debt offsets amounting to $2 946 million as at April 1, 2006 of the Financing Fund for the funding of advances to the Corporation d’hébergement du Québec ($1 916 million) and to Financement-Québec ($1 030 million).

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CONSOLIDATED FINANCIAL
STATEMENTS

4.	Income and property taxes

According to applicable legislation, revenue from income and property taxes is recorded after deducting the following amounts:

	2007	2006
	(in millions of dollars)
Personal income tax
Refundable tax credits
Child Support Program	2 112	2 030
Sales tax	495	486
Day care expenses	161	177
Home-support services for seniors	127	97
New graduates working in remote resource regions	8	75
Work premium	355	77
Other	114	82
Property tax refunds	276	252

	3 648	3 276

Corporate taxes
Refundable tax credits
Scientific research and experimental development	729	609
Cinematographic productions	90	94
Reporting of tips	46	48
Salaries paid to employees working in the Cité du commerce électronique	56	88
Job creation in a designated region	91	61
Credit for corporations established in the Cité du multimédia	41	41
Other	338	268

	1 391	1 209

	5 039	4 485

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5.	Duties and permits

According to applicable legislation, duties and permits are recorded after deducting the following amounts:

	2007	2006
	(in millions of dollars)
Gross revenue	1 841	1 756
Deductions
Silvicultural work and other forest management activities	187	188
Highway carrier monitoring	--	56
Other	13	6

	200	250

Net revenue	1 641	1 506

6.	Transfers from the Federal Government to be repaid

	2007	2006
	(in millions of dollars)
Federal Government transfers
Equalization and Canada Health and Social Transfer (1)	2 271	2 640
Other programs	247	317

	2 518	2 957

(1)

Including a balance of $2 140 million on an original amount of $2 377 million to be repaid over 10 years as of 2006-2007, in regard to the measures adopted by the Federal Government to mitigate the decrease in transfers in 2003-2004 and 2004-2005. Also including a balance of $131 million on an original amount of $656 million to be repaid in 2007-2008, in regard to a change made by the Federal Government in February 2002 to the method for measuring the provinces’ fiscal capacity with respect to property tax.

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CONSOLIDATED FINANCIAL
STATEMENTS

7.	Pension plans and other future social benefits

Liability regarding retirement plans and other future social benefits

	Actuarial obligations relating to vested benefits	Adjustments	Liability as at March 31, 2007	Liability as at March 31, 2006
	(in millions of dollars)
Pension plans	64 627	(4 906)	59 721	57 193
Retirement Plans Sinking Fund	(26 569)	(308)	(26 877)	(22 563)

	38 058	(5 214)	32 844	34 630

Other future social benefits	1 149	27	1 176	1 149
Funds dedicated to other future social benefits	(400)	(24)	(424)	(357)

	749	3	752	792

	38 807	(5 211)	33 596	35 422

Pension plans

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

	Estimated number of participants as at December 31, 2006		Number of beneficiaries as at December 31, 2006
Government and Public Employees Retirement Plan (RREGOP)	485 000		146 953
Pension Plan of Management Personnel (PPMP)	26 150		17 595
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	825	*	49 037	*
Civil Service Superannuation Plan (CSSP)	950	*	23 974	*
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 200		4 269
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 100		1 268
Pension Plan of the Judges of the Court of Québec (PPJCQ)	270		314
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFEQ)	245		100
Pension Plan of the Members of the National Assembly (PPMNA)	123		297

	521 863		243 807

*	These plans have not admitted any new participants since July 1, 1973.

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7.	Pension plans and other future social benefits (cont’d)

These plans are “defined benefit” pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	—	cost-sharing pension plans;
	—	cost-balance pension plans.

Cost-sharing pension plans

In the case of RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% ( 7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers are remitted to the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

In the case of the SPMSQ, the Government covers  2/3 of the cost of the plan for years of service since January 1, 2007. Prior to this date, the plan was a cost-balance plan. As of January 1, 2007, the contributions of participants and employers for these years of service are paid into two separate funds with the Caisse de dépôt et placement du Québec. The Government is not obliged to contribute on a monthly basis. Based on the actuarial valuations required by the Minister of Finance, the latter determines the contributions which might, from year to year but no later than every three years, be capitalized to reflect the Government’s commitments to this plan for years of service after December 31, 2006.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. This is the case for all Government plans apart from the shared-cost plans listed above.

The contributions of participants and independent employers to these cost-balance plans are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

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CONSOLIDATED FINANCIAL
STATEMENTS

7.	Pension plans and other future social benefits (cont’d)

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d’assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account, among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:

- Yield, net of inflation	4.75%

- Inflation rate	2.75%

- Salary escalation rate, net of inflation	0.50%

- Discount rate for actuarial obligations relating to vested benefits	7.50%

Pension plans liability

The Government’s liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years and the extrapolations made between two valuations. These gains or losses are amortized using the accounting policy established for this purpose. The accumulated restatements at the end of the fiscal year correspond mainly to the unamortized balance of actuarial gains and losses and to adjustments made because of the three-month gap between the date on which actuarial obligations related to vested benefits are evaluated, i.e. December 31, and the date on which the pension plans liability is evaluated.

As shown by the following table concerning the main pension plans, the Government’s liability with regard to the pension plans as a whole is estimated at $59 721 million as at March 31, 2007, including $37 148 million for RREGOP and the PPMP.

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7.	Pension plans and other future social benefits (cont’d)

	Actuarial obligations relating to vested benefits		Adjustments	Pension plans liability as at March 31, 2007	Pension plans liability as at March 31, 2006
	(in millions of dollars)
RREGOP
- regular service	30 131		(1 891)	28 240	26 063
- transferred service	2 484		(212)	2 272	2 289
PPMP
- regular service	6 284		(754)	5 530	5 013
- transferred service	1 236		(130)	1 106	1 109
TPP and PPCT	14 736		(1 330)	13 406	13 724
CSSP	4 942		(258)	4 684	4 797
Other	4 814		(331)	4 483	4 198

Pension Plans liability	64 627		(4 906)	59 721	57 193
Sinking fund (1) (2)	(26 569)	(3)	(308)	(26 877)	(22 563)

	38 058		(5 214)	32 844	34 630

(1)

During fiscal 2006-2007 the Minister of Finance made investments of $3 000 million in the Retirement Plans Sinking Fund ($3 000 million in 2005-2006); 1 440 million in investment income ($1 230 million in 2005-2006) was reinvested in the sinking fund for this period.

(2)	In 2006-2007, the forecast return on sinking fund assets is 6.79% (6.98% in 2005-2006); its actual return is 11.93% (14.70% in 2005-2006).
(3)	The fair value of investments with the Caisse de dépôt et placement du Québec as at March 31, 2007 is $28 859 million ($23 042 million as at March 31, 2006).

Actuarial valuations and subsequent estimates

The value of actuarial obligations relating to vested benefits is determined on the basis of actuarial valuations and extrapolations made from them for years between two valuations.

The most recent extrapolations, which were filed and issued in 2007, were determined on the basis of actuarial valuations:

-	as at December 31, 2005 for the CSSP, the TPP, RREGOP and the PPMP, other than service transferred from the TPP and the CSSP to RREGOP and the PPMP, and for the PPMP (RRAS);

-	as at December 31, 2004 for the PPMNA, the PPPOCS, the PPJCQ, the PPFEQ, and the PPMP (RRAS);

-	as at December 31, 2003 for the PPCT, the SPMSQ and service transferred from the TPP and the CSSP to RREGOP and the PPMP.

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CONSOLIDATED FINANCIAL
STATEMENTS

7.	Pension plans and other future social benefits (cont’d)

Total cost of pension plans

	2007		2006
	(in millions of dollars)
Pension costs
Cost of vested benefits excluding interest charges	1 542		1 394
Employee contributions	(68)		(78)
Independant employer contributions	(5)		(6)

	1 469		1 310
Cost of changes	24	(1)	--
Amortization of adjustments to estimates based on actuarial gains or losses	382		372

	1 875		1 682
Interest on pension plans	2 643	(2)	2 831	(2)

Total	4 518		4 513

(1)

A Superior Court ruling handed down on June 4, 2007 involves amendments to the means used to index Pension Plan for Judges of the Court of Québec pensions. Further, the Act to amend the Act respecting the National Assembly and the Act respecting the conditions of employment and the pension plan of the Members of the National Assembly (Q.S., 2006, c. 10) also introduced amendments to the means used to index Pension Plan for Members of the National Assembly pensions. The impacts of these amendments are $20 million and $4 million respectively, for a total of $24 million as at March 31, 2007.

(2)	After deducting Retirement Plans Sinking Fund investment income of $1 440 million in 2006-2007 ($1 230 million in 2005-2006).

Funding of pension plans

Actuarial valuations for funding purposes for regular service under “cost-sharing” pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, the Government commitment for funding purposes is calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $52 113 million at fair value and $54 780 million at

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7.	Pension plans and other future social benefits (cont’d)

cost as at December 31, 2006 ($46 164 million at fair value and $50 165 million at cost as at December 31, 2005). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $921 million at cost as at December 31, 2006 ($860 million as at December 31, 2005).

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be recorded as a liability of the Government. A number of the Government’s labour-management associations submitted an application to the Québec Superior Court requesting that it recognize that this difference constitutes a Government commitment. In July 2004, the ruling handed down by the Québec Superior Court on this application concluded that:

–

in every fiscal year since 1973, the Government has disclosed, in an appropriate manner and in accordance with the standards of the Canadian Institute of Chartered Accountants, its financial commitments regarding the sharing of the cost of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS), as provided in the legislation concerned;

–

sharing the cost of financing the pension plans concerned, namely, RREGOP, the PPMP and the PPPOCS, does not commit the Government to using the same actuarial bases as those employed to constitute the pension funds of participating employees, especially since the evidence revealed no risk of a detrimental impact on the pension wealth of each covered participating employee at any time.

The Government’s labour-management associations appealed this ruling in August 2004. In January 2006, the Québec Court of Appeal suspended the appeal to allow the labour organizations of employees who participate in these plans to bring a new application before the Québec Superior Court for a declaratory judgment on this subject. An application to this effect was filed by these organizations in April 2006. Consequently, the suspension of the appeal will remain in effect until a final ruling on the new application is handed down by the Superior Court.

Other future social benefits

In addition to the retirement plans, the Government sponsors two other programs of future social benefits for its employees, namely the sick leave accumulation program and the survivor pension plan. These programs give rise to long-term obligations for the Government, which assumes the entire cost of the two programs.

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CONSOLIDATED FINANCIAL
STATEMENTS

7.	Pension plans and other future social benefits (cont’d)

The sick leave accumulation program allows employees to accumulate the unused sick leave days they are entitled to annually and monetize them at 50% in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days. In addition, employees can utilize these unused days as fully paid leave days for preretirement. Currently, payments under the program are not funded.

The survivor pension plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors, accounting for 90% of the insured population. The Government pays amounts into a fund with the Caisse de dépôt et placement du Québec, dedicated specifically to the payment of benefits earned by plan beneficiaries.

Liability regarding other future social benefits

The obligations of the sick leave accumulation program accumulate as employees provide the Government with services. The value of these obligations is established using an actuarial method that allocates the cost of the program over the active career of employees. This method reflects how employees earn benefits.

For the survivor pension plan, an obligation is recognized when the death of an eligible person occurs. The value of the obligations is established using an actuarial method that determines the present value of pensions then acquired by beneficiaries.

Adjustments arising from actuarial gains and losses, recognized at the time of the actuarial valuations of the obligations of the two programs, are amortized over the estimated average remaining active career of participants in the case of the sick leave accumulation program and, in the case of the survivor pension plan, over the remaining average life expectancy of the beneficiaries. The aggregate adjustments at the end of the fiscal year mainly correspond to the unamortized balance of actuarial gains and losses.

Actuarial valuations and subsequent estimates

The value of the actuarial obligations regarding vested rights and pensions is established using actuarial valuations or extrapolations of such valuations for the years between two valuations. An actuarial valuation of the sick leave accumulation program was done as at March 31, 2006. The survivor pension plan has been established on the basis of an actuarial valuation as at December 31, 2005. For both these programs, extrapolations as at March 31, 2007, were produced.

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PUBLIC ACCOUNTS – VOLUME 1

7.	Pension plans and other future social benefits (cont’d)

The value of actuarial obligations is estimated using the most likely long-term economic assumptions, as follows.

	Sick leave accumulation program	Survivor Pension Plan
- Yield, net of inflation	4.75%	4.75%
- Inflation rate	2.75%	2.75%
- Salary escalation rate, net of inflation	0.50%
- Discount rate for actuarial obligations relating to vested benefits	7.50%	7.50%

Liability regarding other future social benefits

	Actuarial obligations relating to vested benefits		Adjustments	Liability regarding other future social benefits as at March 31, 2007	Liability regarding other future social benefits as at March 31, 2006
	(in millions of dollars)
Sick leave accumulation program	788			788	791
Survivor Pension Plan	361		27	388	358

	1 149		27	1 176	1 149
Survivor Pension Plan Fund (1) (2)	(400)	(3)	(24)	(424)	(357)

	749		3	752	792

(1)

During fiscal year 2006-2007, an amount of $13 million ($17 million in 2005-2006) was invested in the Survivor Pension Plan Fund; investment income of $24 million ($33 million in 2005-2006) was reinvested in this fund for this period. During the same period, pension benefits of $29 million ($28 million in 2005-2006) were paid from the amounts invested in this fund.

(2)	In 2006-2007, the forecast return on assets of the Survivor Pension Plan Fund is 6.75% (6.85% in 2005-2006); its actual return is 13.61% (16.56% in 2005-2006).
(3)	The fair value of investments with the Caisse de dépôt et placement du Québec as at March 31, 2007 is $456 million ($417 million as at March 31, 2006).

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CONSOLIDATED FINANCIAL
STATEMENTS

7.	Pension plans and other future social benefits (cont’d)

Total cost relating to other future social benefits

	2007		2006
	(in millions of dollars)
Cost of other future social benefits
Cost of vested rights and pensions	63		17
Amortization of adjustments based on actuarial gains or losses	(2)		--

	61		17
Interest on account of other future social benefits	50	(1)	(10)	(1)

Total	111		7

(1)	After deducting $24 million in investment income of the Survivor Pension Plan Fund in 2006-2007 ($33 million in 2005-2006).

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8.	Risk management and derivative instruments

To meet the financial requirements arising from its operations for repaying maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2036.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2007 was 92% in Canadian dollars, 1% in U.S. dollars, 1% in yen, 3% in Swiss francs an 3% in euros (as at March 31, 2006: 89% in Canadian dollars, 2% in U.S. dollars, 3% in yen and 6% in Swiss francs).

For the 2006-2007 fiscal year, $134 million was posted to results as an amortization of the deferred foreign exchange gain included in debt service ($126 million for fiscal 2005-2006).

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2007 was 68% at fixed rates and 32% at variable rates (as at March 31, 2006: 69% at fixed rates and 31% at variable rates).

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

84

CONSOLIDATED FINANCIAL
STATEMENTS

8.	Risk management and derivative instruments (cont’d)

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by a counterparty.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own by using as a reference the ratings granted by major rating agencies. As at March 31, 2007, the entire derivative instrument portfolio was associated with counterparties whose credit rating was equal to or higher than that of the province of Québec with at least one of these agencies.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 175 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S.$3 500 million with a Canadian and international banking syndicate.

As at March 31, 2007, none of these credit lines or agreements had been drawn upon.

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PUBLIC ACCOUNTS – VOLUME 1

9.    Debts

2007

	Direct		Health and social services and education networks		(1) (2)
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)

In Canadian dollars	67 602	67 602	14 031	14 031
In U.S. dollars	13 046	15 041	500	576
In yen	450 054	4 413
In euros	7 518	11 591	650	1 002
In Swiss francs	1 496	1 423
Other currencies (5)		1 571
Less
Derivative instruments - net		888		(136)
Sinking fund (4)		4 190		145

Debts before deferred foreign exchange gain (loss)		96 563		15 600
Deferred foreign exchange gain (loss)		1 885

		98 448		15 600

(1) Health and social services and education networks

2007
	Financing Fund	Financement- Québec	Corporation d‘hébergement du Québec
Currency	Total in Canadian equivalent	Total in Canadian equivalent	Total in Canadian equivalent	Total in Canadian equivalent
(in millions of dollars)

In Canadian dollars	3 054	9 342	1 635	14 031
In U.S. dollars		576		576
In yen
In euros		1 002		1 002
In Swiss francs
Other currencies (5)				--
Less
Derivative instruments - net		(136)		(136)
Sinking fund	77		68	145

Debts before deferred foreign exchange gain (loss)	2 977	11 056	1 567	15 600
Deferred foreign exchange gain (loss)				--

	2 977	11 056	1 567	15 600

(2)	Including an amount of $31 million as at March 31, 2007 ($31 million as at March 31, 2006) for a non-profit fiduciary organization.

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CONSOLIDATED FINANCIAL
STATEMENTS

2007							2006

Work of municipal bodies (3)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments - net	Total after impact of derivative instruments		Total after impact of derivative instruments
(in millions of dollars)			(in millions of dollars)	(in millions of dollars)	(in millions of dollars)		(in millions of dollars)
2 581	2 581	84 214	84 214	25 462	109 676	(4)	85 700	(4)
		13 546	15 617	(14 542)	1 075		1 853
		450 054	4 413	(2 331)	2 082		2 849
		8 168	12 593	(9 449)	3 144		(22)
		1 496	1 423	1 681	3 104		5 622
			1 571	(1 573)	(2)		(2)

			752	(752)	--		--
	59		4 394		4 394		3 989

	2 522		114 685	--	114 685		92 011
			1 885		1 885		1 606

	2 522		116 570	--	116 570		93 617

(3)

Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d’assainissement des eaux (SQAE), to contributing to the financing of work costs by repaying, based on date of maturity, the principal and interest on borrowings contracted by the SQAE.

(4)	The Government held $3 472 million worth of its securities as at March 31, 2007 ($3 815 million in 2006), including $2 206 million ($2 303 million as at March 31, 2006) held by the Sinking Fund.
(5)

In 2006 and 2007, other currencies included the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar. A detailed table by type of currency and debt is presented in Appendix 17.

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PUBLIC ACCOUNTS – VOLUME 1

9.     Debts (cont’d)

Weighted average interest rate (1)

	Direct		Health and social services and education networks		Work of municipal bodies
Currency	2007	2006	2007	2006	2007	2006

In Canadian dollars	5.62%	5.42%	5.01%	5.93%	5.40%	5.44%
In U.S. dollars	6.16	6.25	5.10	3.45		5.78
In yen	3.52	3.52
In euros	4.53	4.47	4.13			7.72
In Swiss francs	2.72	2.71
Weighted average rate	5.47%	5.36%	4.95%	5.93%	5.40%	5.59%

(1)	The weighted average interest rate corresponds to the effective rate of borrowings.

Debt schedules after impact of derivative instruments

Direct

Maturing on March 31 (1)	In Canadian dollars (4)	In U.S. dollars (4)	In yen	In euros	In Swiss francs	Other currencies	Total
							(in millions of dollars)

2008	11 569	(653)	(500)	(587)	(54)		9 775
2009	5 015	22		(1)	2		5 038
2010	6 335	21	(1)	1			6 356
2011	5 472	19	39				5 530
2012	6 527	319	433	(6)		(1)	7 272

	34 918	(272)	(29)	(593)	(52)	(1)	33 971
2013-2017	24 834	93	1 673	3 583	2 686		32 869
2018-2022	2 474	448	242	154	470	(1)	3 787
2023-2027	7 921	(354)	196				7 763
2028-2032	3 945	282					4 227
2033 and thereafter	13 763	183					13 946

	87 855	380	2 082	3 144	3 104	(2)	96 563

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CONSOLIDATED FINANCIAL
STATEMENTS

9.    Debts (cont’d)

Health and social services and education networks

Maturing on March 31 (2)	In Canadian dollars (4)	In U.S. dollars	In yen	In euros	In Swiss francs	Other currencies	Total
(in millions of dollars)
2008	2 832						2 832
2009	2 059						2 059
2010	2 012						2 012
2011	487						487
2012	1 971						1 971

	9 361						9 361
2013-2017	4 718						4 718
2018-2022	52						52
2023-2027	402						402
2028-2032	39						39
2033 and thereafter	1 028						1 028

	15 600						15 600

Work of municipal bodies

Maturing on March 31 (3)	In Canadian dollars (4)	In U.S. dollars	In yen	In euros	In Swiss francs	Other currencies	Total
							(in millions of dollars)
2008	224						224
2009	113						113
2010	319						319
2011	575						575
2012	115						115

	1 346						1 346
2013-2017	1 176						1 176

	2 522						2 522

(1)

This schedule takes into account $2 950 million for Treasury bills and $1 951 million for short-term borrowings in 2008 and was drawn up considering projected repayments of $938 million in 2008, $410 million in 2009, $335 million in 2010, $542 million in 2011, $450 million in 2012 and $2 205 million in 2013-2017 for savings products redeemable on demand.

(2)	This schedule reflects, in 2008, $1 415 million for short-term borrowings and $323 million maturing for Treasury bills.
(3)	This schedule includes an amount of $23 million, for Treasury bills, maturing in 2008.
(4)	These schedules take into account the sinking fund of $3 699 million for debts in Canadian dollars and $695 million for debts in U.S. dollars.

89

PUBLIC ACCOUNTS – VOLUME 1

9.    Debts (cont’d)

Repayment of debt by the sinking fund (1)

Maturing on March 31	In Canadian dollars	In U.S. dollars	Total
			(in millions of dollars)
2008	22		22
2009	53		53
2010	753		753
2011	418		418
2012	346		346

	1 592		1 592
2013-2017	91		91
2018-2022	26		26
2023-2027	1 362	695	2 057
2028-2032	628		628

	3 699	695	4 394

(1)	Payments to the sinking fund stem from commitments made by the Government in prospectuses provided when the borrowings were issued.

90

CONSOLIDATED FINANCIAL
STATEMENTS

10.    Contractual obligations

As part of its operations, the Government concluded various long-term agreements, the most important of which gave rise to the following contractual obligations:

	2007	2006
	(in millions of dollars)
Transfers
Funding for the acquisition of fixed assets	7 697	22 878
Agreements	8 237	6 455

	15 934	29 333

Minimum undiscounted payments under operating leases	1 442	1 363
Acquisition of fixed assets	974	882
Supply of goods and services	572	306
Other contracts	599	411

	19 521	32 295

Schedule

Maturing on March 31	Funding for the acquisition of fixed assets	Transfers - Agreements	Operating leases	Acquisition of fixed assets	Supply of goods and services	Other contracts	Total
							(in millions of dollars)
2008	805	1 134	235	629	372	282	3 457
2009	742	703	208	210	103	198	2 164
2010	737	589	169	64	50	44	1 653
2011	548	500	140	22	32	24	1 266
2012	801	495	117	2	8	16	1 439

	3 633	3 421	869	927	565	564	9 979
2013-2017	1 876	1 444	389	15	5	23	3 752
2018-2022	479	794	128				1 401
2023-2027	147	777	24				948
2028-2032	61	394	12				467
2033 and thereafter	13	1 407	18			12	1 450

	6 209	8 237	1 440	942	570	599	17 997
No fixed maturity date	1 488		2	32	2		1 524

	7 697	8 237	1 442	974	572	599	19 521

Contractual obligations with regard to transfers are broken down in Appendix 20.

91

PUBLIC ACCOUNTS – VOLUME 1

11.    Contingencies

A)

Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties for an amount of $10 487 million as at March 31, 2007 ($10 774 million as at March 31, 2006). These net guaranteed financial initiatives are summarized in Appendix 21.

B)

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract, damages suffered by individuals or property, and related elements. In some cases, the amounts claimed are mentioned; in others, no mention is made of them. The cases for which claim amounts have been established represent $1 039 million. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records a provision to this effect under “Accounts payable and accrued expenses” only once it appears likely that these cases will give rise to disbursements and the amount can be reasonably estimated.

C)

Some of Québec’s First Nations have instituted legal proceedings involving $15 925 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related elements. These files, which are at different stages (some proceedings are currently suspended), are following their course and should be resolved through negotiations or rulings to intervene. Since their conclusion is uncertain, the Government cannot determine its potential losses.

D)

Since 2006-2007, the Government has recorded an environmental liability for the cost of remediation contaminated land under its responsibility, or likely to come under its responsibility, to the extent that the amount can be estimated. A survey of contaminated lands was conducted for this purpose. As at April 1, 2006, $468 million was posted to “Other liabilities” for the approximately 450 properties inventoried.

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. The Government has given itself until March 31, 2010 to implement its new accounting policy, given the difficulties inherent in evaluating such a liability. The Government’s obligations, which will be recorded until March 31, 2010 for contaminated properties existing as at March 31, 2006, will be posted to accumulated deficit.

92

CONSOLIDATED FINANCIAL
STATEMENTS

11.    Contingencies (cont’d)

E)

The Government may be called upon to guarantee the execution of any obligation to which the Association des hôpitaux du Québec is bound in relation to the management of a deductible pertaining to a civil and professional liability insurance contract it negotiated and entered into for its members. It may also advance to this association any amount considered necessary in the course of such management. This guarantee represents an amount of $90 million as at March 31, 2007.

93

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CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (1)

Affaires municipales et Régions

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor et Administration gouvernementale

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture et Communications

Commission des biens culturels du Québec

Conseil supérieur de la langue française

Office québécois de la langue française

Développement durable, Environnement et Parcs

Bureau d’audiences publiques sur l’environnement

Développement économique, Innovation et Exportation

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Conseil supérieur de l’éducation

Emploi et Solidarité sociale

Famille, Aînés et Condition féminine

Conseil du statut de la femme

Curateur public (2)

Finances

Immigration et Communautés culturelles

Conseil des relations interculturelles

95

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (1) (cont’d)

Justice

Comité de la rémunération des juges de la Cour du Québec et des cours municipales

Commission des droits de la personne et des droits de la jeunesse

Conseil de la justice administrative

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Personnes désignées par l’Assemblée nationale

Commissaire au lobbyisme

Directeur général des élections – Commission de la représentation

Protecteur du citoyen

Vérificateur général

Relations internationales

Ressources naturelles et Faune

Revenu

Registraire des entreprises

Santé et Services sociaux

Commissaire à la santé et au bien-être

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Commission québécoise des libérations conditionnelles

Services gouvernementaux

Tourisme

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

Conseil consultatif du travail et de la main-d’œuvre

Conseil des services essentiels

(1)	These entities have a fiscal year that ends on March 31.
(2)	This entity also conducts fiduciary transactions that are not included in the Government’s reporting entity.

96

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund

Agencies (1)

Agence de l’efficacité énergétique

Agence des partenariats public-privé du Québec

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Bureau d’accréditation des pêcheurs et des aides-pêcheurs du Québec (2) (December 31)

Bureau de décision et de révision en valeurs mobilières

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commissaire de l’industrie de la construction

Commission de la capitale nationale du Québec

Commission de reconnaissance des associations d’artistes et des associations de producteurs

Commission des lésions professionnelles

Commission des normes du travail

Commission des relations du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Corporation d’hébergement du Québec

Corporation d’urgences-santé

École nationale de police du Québec (2) (June 30)

École nationale des pompiers du Québec (2) (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds d’assurance-prêts agricoles et forestiers

Fonds de la recherche en santé du Québec

Fonds québécois de la recherche sur la nature et les technologies

Fonds québécois de la recherche sur la société et la culture

Héma-Québec

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (2) (June 30)

Institut national de santé publique du Québec

Investissement Québec

La Financière agricole du Québec

Musée d’art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

Régie de l’assurance maladie du Québec

97

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Agencies (1) (cont’d)

Régie de l’énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

Régie du cinéma

Services Québec

Société de développement de la Baie James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de la Place des Arts de Montréal (2) (August 31)

Société de l’assurance automobile du Québec (December 31)

Société de télédiffusion du Québec (Télé-Québec)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des Traversiers du Québec

Société d’habitation du Québec (December 31)

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’assainissement des eaux

Société québécoise de récupération et de recyclage

Société québécoise d’information juridique

Tribunal administratif du Québec

Special funds (1)

Assistance Fund for Independent Community Action

Assistance Fund for Victims of Crime

Civil Status Fund

Collection Fund

Financial Assistance Fund for Certain Disaster Areas

Financing Fund

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds de fourniture de biens ou de services du ministère du Revenu

Fonds du Centre financier de Montréal

Fonds du patrimoine culturel québécois

Fonds québécois d’initiatives sociales

98

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Special funds (1) (cont’d)

Forestry Fund

Fund for the Contributions of Motorists to Public Transit

Fund for the Sale of Goods and Services of the Ministère des Transports

Geographic Information Fund

Government Air Service Fund

Green Fund

Health Services Fund

Horse-Racing Industry Fund

Ice Storm Fund

Information Technology Fund of the Conseil du trésor

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Information Technology Fund of the Ministère du Revenu

Labour Market Development Fund

Land Information Fund

Police Services Fund

Prescription Drug Insurance Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Road Network Preservation and Improvement Fund

Rolling Stock Management Fund

Special Olympic Fund

Sports and Physical Activity Development Fund

Support Payments Fund (3)

Tourism Partnership Fund

Sinking funds

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund of Société québécoise d’assainissement des eaux

Sinking Fund relating to Government Borrowings (Debt Sinking Fund)

Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and Government enterprises

Retirement Plans Sinking Fund

Sinking Fund of Government Air Service Fund

99

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 2

Government agencies, special funds, sinking funds

and other fund (cont’d)

Other fund

Generations Fund

(1)	In general, these organizations and special funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses.
(2)	The year-end date for these entities does not correspond to March 31, 2007. No data were available for them for the period between the end of their fiscal year and March 31, 2007.
(3)	This fund also conducts fiduciary transactions that are not included in the Government’s reporting entity.

100

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 3

Organizations in the health and social services

and education networks

Health and social services network

Agencies

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie–Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay–Lac-St-Jean

Centre régional de santé et de services sociaux de la Baie-James (1)

Conseil Cri de la santé et des services sociaux de la Baie James (1)

Régie régionale de la santé et des services sociaux du Nunavik

Public institutions

Centre André-Boudreau

Centre d’accueil Dixville inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation de l’Ouest de Montréal

Centre de réadaptation en alcoolisme et toxicomanie de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle (CRDI) Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle du Bas-Saint-Laurent

Centre de réadaptation en déficience intellectuelle du Saguenay–Lac-Saint-Jean

Centre de réadaptation en déficience intellectuelle Gabrielle-Major

Centre de réadaptation en déficience intellectuelle Montérégie-Est

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique Le Bouclier

101

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation Estrie inc.

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation La Myriade

Centre de réadaptation Lisette-Dupras

Centre de réadaptation Ubald-Villeneuve

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-L’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour–Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

Centre de santé et de services sociaux de la Vallée-de-l’Or

102

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Sorel-Tracy

Centre de santé et de services sociaux de Témiscaming-et-de-Kipawa

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse de Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Grand Littoral

103

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-Maurice

Centre de santé et de services sociaux du Haut-St-François

Centre de santé et de services sociaux du Haut-St-Laurent

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Lac-Témiscamingue

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest-Verdun

Centre de santé et de services sociaux du Suroit

Centre de santé et de services sociaux du Val-St-François

Centre de santé et de services sociaux Haut-Richelieu-Rouville

Centre de santé et de services sociaux – Institut universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux La Pommeraie

Centre de santé et de services sociaux Les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre Boucher

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik

Centre de santé Tulattavik de l’Ungava

Centre de services en déficience intellectuelle Mauricie/Centre-du-Québec

Centre de soins prolongés Grace Dart

Centre d’hébergement et de soins de longue durée de St-Andrew-de-Father-Dowd-et-de-St-Margaret

Centre Dollard-Cormier (Le)

Centre du Florès

Centre hospitalier affilié universitaire de Québec

Centre hospitalier de l’Université de Montréal

Centre hospitalier de soins de longue durée Juif de Montréal

Centre hospitalier de St. Mary

Centre hospitalier régional de Trois-Rivières

Centre hospitalier Robert-Giffard

Centre hospitalier universitaire de Québec

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Ste-Justine

104

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre Jean-Patrice-Chiasson/Maison Saint-Georges (Le)

Centre Jellinek

Centre jeunesse de la Mauricie et de Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de l’Abitibi-Témiscamingue

Centre jeunesse de Laval

Centre jeunesse de l’Estrie

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas St-Laurent

Centre jeunesse du Saguenay-Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie/Les Îles

Centre local de services communautaire Naskapi

Centre Miriam

Centre montérégien de réadaptation

Centre Normand

Centre Notre-Dame de l’Enfant (Sherbrooke) inc.

Centre régional de réadaptation La Ressource

Centre régional de santé et de services sociaux de la Baie-James (1)

Centre universitaire de santé McGill

Centres de la jeunesse et de la famille Batshaw (Les)

Centres jeunesse Chaudière-Appalaches (Les)

Centres jeunesse de Lanaudière (Les)

Centres jeunesses de l’Outaouais (Les)

Clair Foyer inc.

Conseil Cri de la santé et des services sociaux de la Baie James (1)

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La)

Corporation du Centre hospitalier Pierre-Janet (La)

CRDI Normand-Laramée (Centre de réadaptation en déficience intellectuelle)

Domrémy Mauricie/Centre-du-Québec

Hôpital Catherine Booth de l’Armée du Salut

Hôpital Charles Lemoyne

Hôpital chinois de Montréal (L’)

Hôpital de réadaptation Lindsay (L’)

Hôpital Douglas

Hôpital du Sacré-Coeur de Montréal

Hôpital général juif Sir Mortimer B. Davis (L’)

Hôpital Jeffery Hale (L’)

105

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 3

Organizations in the health

and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Hôpital juif de réadaptation

Hôpital Laval

Hôpital Louis-H. Lafontaine

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Hôtel-Dieu de Lévis

Institut Canadien-Polonais du Bien-Être inc.

Institut de cardiologie de Montréal

Institut de réadaptation de Montréal (L’)

Institut de réadaptation en déficience physique de Québec

Institut Nazareth et Louis-Braille

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de gériatrie de Montréal

La Résidence de Lachute

Pavillon du Parc

Saint Brigid’s Home inc.

Services de réadaptation du Sud-Ouest et du Renfort

Services de réadaptation L’Intégrale

Virage, réadaptation en alcoolisme et toxicomanie (Le)

(1)	These entities act as agencies and public institutions.

Education network

School boards

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec

Commission scolaire Crie

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska–Rivière-du-Loup

Commission scolaire de l’Énergie

Commission scolaire de l’Estuaire

Commission scolaire de l’Or-et-des-Bois

106

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Education network (cont’d)

School boards (cont’d)

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

Commission scolaire des Samares

107

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Education network (cont’d)

School boards (cont’d)

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores

Commission scolaire Eastern Townships

Commission scolaire English-Montréal

Commission scolaire Harricana

Commission scolaire Kativik

Commission scolaire Lester-B.-Pearson

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside

Commission scolaire Sir-Wilfrid-Laurier

Commission scolaire Western Québec

Comité de gestion de la taxe scolaire de l’Île de Montréal

General and vocational colleges

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep d’Alma

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

Cégep de Granby–Haute-Yamaska

108

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Education network (cont’d)

General and vocational colleges (cont’d)

Cégep de Jonquière

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de l’Abitibi-Témiscamingue

Cégep de Lévis-Lauzon

Cégep de Limoilou

Cégep de l’Outaouais

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Saint-Félicien

Cégep de Sainte-Foy

Cégep de Saint-Hyacinthe

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard Montpetit

Cégep François-Xavier Garneau

Cégep Gérald-Godin

Cégep John Abbott

Cégep Lionel Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College

Collège Dawson

Collège Héritage

Collège Shawinigan

Vanier College

109

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 3

Organizations in the health and social services

and education networks (cont’d)

Education network (cont’d)

Université du Québec and its constituents

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

110

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 4

Government enterprises (1)

Capital Financière agricole inc.

Fonds d’indemnisation du courtage immobilier (December 31)

Hydro-Québec (2) (December 31)

Immobilière SHQ (December 31)

IQ FIER inc.

IQ Immigrants Investisseurs inc.

Loto-Québec

Société des alcools du Québec

Société générale de financement du Québec (December 31)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

(1)	In general, Government enterprises have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses.
(2)	This enterprise also conducts fiduciary transactions that are not included in the Government’s reporting entity.

111

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 5

Government department, agencies and funds which conduct fiduciary transactions that are not included in the Government’s reporting entity (1)

Caisse de dépôt et placement du Québec (December 31)

Cautionnements individuels des agents de voyages

Comité Entraide – public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)

Curateur public (fiduciary section) (December 31)

Fonds central de soutien à la réinsertion sociale (December 31)

Fonds d’assurance parentale (December 31)

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Fonds d’indemnisation des clients des agents de voyages

Fonds d’indemnisation des services financiers

Fonds du compte de stabilisation du revenu agricole

Fonds national de formation de la main-d’oeuvre

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec – pension plan (December 31)

Ministère du Revenu– Property under administration (December 31)

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Trust funds

Trust funds – Goods and Services Tax

(1)	In general, these organizations and funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses.

112

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 6

Breakdown of revenue

FISCAL YEAR ENDED MARCH 31, 2007

	2007		2006
	Budget	Actual results	Actual results
	(in millions of dollars)
Income and property taxes
Personal income tax		18 480	16 450
Contributions to the Health Services Fund		5 601	5 563
Corporate taxes		4 779	4 787

	27 523	28 860	26 800

Consumption taxes
Sales		9 931	9 656
Fuel		1 728	1 708
Tobacco		758	818
Alcoholic beverages		422	414
Pari-mutuel		12	13

	13 237	12 851	12 609

Duties and permits
Motor vehicles		1 006	828
Natural resources		208	354
Other		427	324

	1 265	1 641	1 506

Miscellaneous
Sales of goods and services		2 341	2 330
Interest		705	583
Fines, forfeitures and recoveries		516	514

	2 934	3 562	3 427

Revenue from Government enterprises
Société des alcools du Québec		710	657
Loto-Québec		1 391	1 537
Hydro-Québec		4 043	2 323
Other		84	37
Revenue allocated to the Generations Fund		(500)

	4 758	5 728	4 554

Revenue from the Generations Fund	74	584

Total own -source revenue	49 791	53 226	48 896

Federal Government transfers
Equalization		5 539	4 798
Transfers for health care		3 649	3 185
Transfers for post-secondary education and other programs		1 070	1 034
Other programs		1 712	2 105

Total Federal Government transfers	11 999	11 970	11 122

Total revenue	61 790	65 196	60 018

113

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 7

Breakdown of expenditure

FISCAL YEAR ENDED MARCH 31, 2007

	2007		2006
	Budget	Actual results	Actual results
(in millions of dollars)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration		23 780	22 632
Operating		5 510	5 387
Capital (1)		1 679	1 507
Interest (1)		1 125	1 223
Support		13 429	12 971

		45 523	43 720
Remuneration		5 033	4 513
Operating (2)		3 938	3 446
Doubtful accounts and other allowances		596	743

Sub-total	53 828	55 090	52 422

Debt service
Interest on debt (3)		5 981	4 964
Less
Interest income from loans and advances to the health and social service and education networks		647	208
Short-term investment income		133	28

		5 201	4 728
Interest on pension plans and other future social benefits (4)		2 693	2 831

Sub-total	7 888	7 894	7 559

Annual deficit of the health and social services and the education networks		219

Total expenditure	61 716	63 203	59 981

(1)	After deducting $53 million, in 2006-2007, of revenue of sinking funds relating to borrowings of health and social services and education networks ($55 million in 2005-2006).
(2)	Including $1 154 million in 2006-2007 ($961 million in 2005-2006) for the depreciation and reductions in value of fixed assets.
(3)	After deducting $219 million in investment income from the Sinking Fund related to Borrowings ($268 million in 2005-2006).
(4)	After deducting $1 440 million in investment income of the Retirement Plans Sinking Fund in 2006-2007 ($1 230 million in 2005-2006) and $24 million of the Survivor Pension Plan Fund.

114

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 8

Short-term investments (1) (2)

AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)
Treasury bills	1 021	514

Notes	1 795	1 893

Deposit certificates	825	165

Banker’s acceptances	2 100	235

Bonds	38	62

Commercial papers	272	25

Other	73	33

	6 124	2 927

(1)	Rates of return on short-term investments vary mainly from 2.0% to 11.75%.
(2)	Including $1 179 million as at March 31, 2007 ($1 340 million as at March 31, 2006) in securities issued by the government.

115

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 9

Accounts receivable

AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)
Agents and assignees
Income and property taxes	1 276	1 105
Consumption taxes	2 272	1 851
Duties and permits	2	112

	3 550	3 068

Accounts receivable
Income and property taxes	5 072	2 729
Consumption taxes	1 123	934
Duties and permits	194	153
Miscellaneous revenue	1 925	1 597
Recoveries of expenditures and other	377	376

	8 691	5 789
Allowance for doubtful accounts	(1 097)	(999)

	7 594	4 790

Revenue from Government enterprises - dividends	225	117
Federal Government transfers	1 699	1 440
Specified purpose accounts	168	152
Accrued interest on investments	199	8

	13 435	9 575

116

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 10

Investment in Government enterprises

AS AT MARCH 31, 2007

Investment in Government enterprises

			2007	2006
	Loans and advances	Equity value	Investment in Government enterprises	Investment in Government enterprises
			(in millions of dollars)
Capital Financière agricole inc. (1)		23	23	22
Corporation d’hébergement du Québec (6)		--	--	164
Financement-Québec (6)		--	--	77
Fonds d’indemnisation du courtage immobilier (2)		3	3	6
Hydro-Québec (2) (5)	7	21 002	21 009	18 418
Immobilière SHQ (3)		61	61	49
IQ FIER inc. (1) (5)	87	(4)	83	44
IQ Immigrants Investisseurs inc. (1)		45	45	33
Loto-Québec (1)		135	135	135
Société de développement de la Baie-James (6)		--	--	7
Société de l’assurance automobile du Québec (6)		--	--	(75)
Société des alcools du Québec (1)		37	37	36
Société des établissements de plein air du Québec (6)		--	--	41
Société générale de financement du Québec (2)		1 996	1 996	1 848
Société Innovatech du Grand Montréal (4)		5	5	5
Société Innovatech du Sud du Québec (1)		14	14	10
Société Innovatech Québec et Chaudière - Appalaches (1)		57	57	70
Société Innovatech Régions ressources (4)		29	29	28

Total	94	23 403	23 497	20 918

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2007.
(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2006, and adjusted according to unaudited interim results as at March 31, 2007.
(3)	Equity value was determined on the basis of audited financial statements as at December 31, 2006.
(4)	Equity value was determined on the basis of unaudited financial statements as at March 31, 2007.
(5)	Loans and advances to Hydro-Québec have no fixed maturity date, while those to IQ FIER inc. do not bear interest and mature between June 2020 and September 2021.
(6)

In 2006-2007, the enterprise status of these entities was changed to that of government organization, because of either the integration within the reporting entity of organizations of the health and social services and the education networks, or the change in their operating activities and their financial position.

117

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Summary of the financial statements of Government enterprises

	2007
	Statement of operations
	Revenue	Expenditure	Surplus (deficit)
	(in millions of dollars)
Capital Financière agricole inc. (1)	1	2	(1)
Corporation d’hébergement du Québec (6)
Financement-Québec (6)
Fonds d’indemnisation du courtage immobilier (2)	1	4	(3)
Hydro-Québec (2)	12 105	8 364	3 741
Immobilière SHQ (2)	201	189	12
IQ FIER inc. (1)	1	4	(3)
IQ Immigrants Investisseurs inc. (1)	104	92	12
Loto-Québec (1)	3 700	2 232	1 468
Société de développement de la Baie-James (6)
Société de l’assurance automobile du Québec (6)
Société des alcools du Québec (1)	2 367	1 657	710
Société des établissements de plein air du Québec (6)
Société générale de financement du Québec (2)	1 565	1 490	75
Société Innovatech du Grand Montréal (3)
Société Innovatech du Sud du Québec (1)	7	3	4
Société Innovatech Québec et Chaudière-Appalaches (1)	4	16	(12)
Société Innovatech Régions ressources (3)

	20 056	14 053	6 003

Revenue allocated to the Generations Fund			(500)
Restatements (4)
Adjustments (5)			225

			5 728

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2007.
(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2006.
(3)	Equity value was determined on the basis of unaudited financial statements as at March 31, 2007.
(4)	The restatements result primarily from the application since January 1, 2007, by certain Government enterprises, of the new Canadian Institute of Chartered Accountants (CICA) standards governing financial instruments for the private sector.
(5)	These adjustments stem mainly from unaudited interim results as at March 31, 2007.
(6)	In 2006-2007, the enterprise status of these entities was changed to that of government organization, because of either the integration within the reporting entity of organizations of the health and social services and the education networks, or the change in their operating activities and their financial position.

118

CONSOLIDATED FINANCIAL
STATEMENTS

2007							2006
Assets			Liabilities
Financial assets	Non- Financial assets	Total	Debts	Other	Total	Net equity	Net equity
						(in millions of dollars)
23		23				23	22
						--	164
						--	77
3		3				3	6
7 808	55 440	63 248	35 828 (7)	8 580	44 408	18 840	17 376
452	1 639	2 091	1 975	55	2 030	61	49
85		85	87	2	89	(4)	(1)
2 581	80	2 661	2 610	6	2 616	45	33
305	772	1 077		942	942	135	135
						--	7
						--	(71)
305	268	573	7	529	536	37	36
						--	41
1 262	1 267	2 529	410 (8)	219	629	1 900	1 824
13		13	8		8	5	5
14		14				14	10
57		57				57	70
29		29				29	28

12 937	59 466	72 403	40 925	10 333	51 258	21 145	19 811

						830
						1 428	1 055

						23 403	20 866

(7)	The Government guarantees the corporation’s borrowings contracted in various currencies. The net value of these borrowings stands at $34 742 million as at March 31, 2007 ($33 917 million as at March 31, 2006). This amount includes a financial guarantee for Gentilly-2 of $685 million in 2007 ($525 million in 2006), for which Hydro-Québec has set up a trust of $36 million ($32 million in 2006).
(8)	Borrowings of $341 million as at December 31, 2006 ($368 million in 2005) by some of the Société’s companies and subsidiaries are guaranteed by various types of security on accounts receivable, inventories and other tangible and intangible assets and by hypothecs on the universality of property, whose book value totalled $962 million as at December 31, 2006 ($956 million in 2005).

119

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Debt schedule after the impact of derivative instruments

	Repayment of long-term debts over the coming fiscal years
	2008	2009	2010	2011	2012	2013 and thereafter	Total
						(in millions of dollars)
Hydro-Québec	1 352	1 520	1 585	386	3 058	27 927	35 828
Immobilière SHQ	70	74	79	85	91	1 576	1 975
IQ FIER inc.						87	87
IQ Immigrants Investisseurs inc.	319	535	706	516	534		2 610
Société des alcools du Québec	1	1	1	2	2		7
Société générale de financement du Québec	106	24	19	21	27	213	410
Société Innovatech du Grand Montréal						8	8

	1 848	2 154	2 390	1 010	3 712	29 811	40 925	(1)

(1)	Including $236 million in debts contracted with the Government.

120

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Government’s share of restatements made by Government enterprises

Since January 1, 2007, certain Government enterprises have had to comply with the new Canadian Institute of Chartered Accountants (CICA) standards for financial instruments in the private sector, adopting the recommendations of CICA handbook section 3855 “Financial Instruments – Recognition and Measurement”, which states the requirements for recognizing and measuring financial instruments, section 3865, “Hedges”, which specifies how hedge accounting may be applied and the information to disclose in this context, section 3861, “Financial instruments – Disclosure and Presentation », and section 1530, “Comprehensive Income”. The latter establishes the disclosure and presentation standards for comprehensive income, which includes net profits and other elements of comprehensive income.

Hydro-Québec

The application of these new standards increased the Société’s retained earnings by $298 million as at January 1, 2007. This increase is due essentially to the abolition of the transitional rules related to the application of CICA handbook guideline AcG-13 “Hedging Relationships”, the cumulated ineffectiveness of hedges and the replacement of the straight-line method by the effective interest rate method for the depreciation of financial assets and liabilities.

The application of these new standards also increased the accumulated other elements of comprehensive income as at January 1, 2007 by $479 million, due primarily to the recognition of the efficient portion of cash flows hedging relationships.

The Government thus corrected and increased its share in this enterprise by $777 million as at April 1, 2006, without restating the results for past years.

Société générale de financement du Québec

The application of these new standards decreased the Société’s accumulated deficit as at January 1, 2007 by $4 million. This decrease is due primarily to the recognition of the restatement of the fair value of the long-term debt as at January 1, 2007 of a subsidiary consolidated line by line in the Société’s financial statements.

121

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Government’s share of restatements made by Government enterprises (cont’d)

Société générale de financement du Québec (cont’d)

The application of these new standards also increased the cumulated other elements of comprehensive income as at January 1, 2007 by $49 million, due primarily to the recognition of the restatement of the fair value of assets available for sale as at January 1, 2007, i.e. long-term investments in the Société’s subsidiaries.

The Government thus corrected and increased its share in this enterprise by $53 million as at April 1, 2006, without restating the results for past years.

Total impact

These restatements increase (decreased) the following items :

2007
(in millions of dollars)
Investment in Government enterprises	830
Accumulated deficits and net debt, beginning of year	(830)

The impact of these new standards on revenue from Government enterprises for the fiscal year cannot be established.

Commitments

Hydro-Québec

Hydro-Québec has provided for capital investments of $4 204 million in 2007 ($3 972 million in 2006).

As at December 31, 2006, the Société had contracted commitments under contracts for the purchase of electricity, representing an installed capacity of roughly 3 960 MW. It plans to purchase about 13 TWh of energy annually over the terms of these contracts, which extend to 2045. Most of the contracts include renewal clauses.

122

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Commitments (cont’d)

Hydro-Québec (cont’d)

Taking into account electricity purchase contracts as a whole, the Société plans to make the following payments over the next five years:

December 31, 2006
(in millions of dollars)

2007	942
2008	1 047
2009	1 132
2010	1 166
2011	1 189

Total	5 476

IQ Immigrants Investisseurs inc.

During the normal course of its activities, this enterprise contracted various commitments totalling $142 million in 2007 ($142 million in 2006). These commitments represent non-refundable financial contributions whose cash outflow has not been authorized, as well as sums allocated to financial contributions to Emploi-Québec and for which the expenditure has not yet been incurred by the latter. The total amount of these commitments does not necessarily represent future cash requirements, as some of them may be cancelled before they give rise to disbursements.

Moreover, the Société committed $35 million in 2007 ($24 million in 2006) to paying fees for financial intermediaries to seek immigrant investors, entreprises to recommend to them and to close files involving them.

123

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Commitments (cont’d)

IQ FIER inc.

During the normal course of its activities, this enterprise contracted various commitments totalling $219 million ($205 million in 2006). These commitments represent investment agreements authorized by the Société. The total amount of these commitments does not necessarily represent future cash requirements, as some of them will expire or may be cancelled before they give rise to disbursements.

Société générale de financement du Québec

The Société is committed to acquiring tangible assets and purchasing services and raw materials aggregating $37 million over the next few years ($31 million in 2006).

Various enterprises

Under operating and long-term leases, certain Government enterprises were committed, as at March 31, 2007, to making minimum undiscounted payments totalling $491 million ($556 million in 2006).

Schedule

2007
(in millions of dollars)
2008	72
2009	70
2010	65
2011	59
2012	47

313
2013-2017	178

491

Some enterprises contracted commitments during the normal course of their activities. These commitments, totalling $141 million ($164 million in 2006), represent authorized commitments that had not been disbursed as at March 31, 2007. Some of them might not be paid if the events do not take place.

124

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 10

Investment in Government enterprises (cont’d)

AS AT MARCH 31, 2007

Contingency

Hydro-Québec

Hydro-Québec provided those who acquired its shares with guarantees on all of the statements and guarantees contained in the sales agreements, for which no liability has been recognized. The maximum potential quantifiable risk under these guarantees represents approximately $322 million. Hydro-Québec’s statements and guarantees are valid for a period ending no later than February 24, 2008, except for potential tax liabilities and certain other usual statements, which remain in effect until the end of the prescription periods applicable.

As at March 31, 2007, the potential maximum amount the Société could have to pay under letters of credit or guarantees totalled $391 million ($410 million in 2006). Of this amount, $310 million ($313 million in 2006) relates to the purchase of energy, for which a liability in the amount of $14 million ($23 million in 2006) has been recorded. Some guarantees expire between 2007 and 2019, while others do not have maturity dates.

Material transactions and balances of enterprises with departments, organizations and special funds

2007
(in millions of dollars)
Inter-entity transactions
Revenue	156
Expenditure	855

Inter-entity balances
Financial assets	2 885
Non-financial assets – Deferred revenue, net of fixed assets	71
Long-term debt	248
Other liabilities	454
Net equity
Dividends
Hydro-Québec	2 342
Loto-Québec	1 391
Société des alcools du Québec	709
Contributions to the gouvernement du Québec for specified purpose accounts	61

125

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 11

Long-term investments

AS AT MARCH 31, 2007

	2007							2006
	Shares and capital investments	(6)	Bonds and notes		Loans and advance	(6)	Total	Total
							(in millions of dollars)
Municipalities and municipal bodies
Municipalities			5	(1)			5	3
Municipal bodies					1	(1)	1	2

			5		1		6	5

Individuals, organizations, enterprises and other Students					831	(2)	831	817
Enterprises	198		18	(8)	1 120	(3) (4) (5)	1 336	1 726
Universities excluded from the reporting entity			1 265	(7) (8)			1 265	--
Non-profit and fiduciary organizations					31	(8)	31	31
Other			121	(8)	803	(8)	924	910

	198		1 404		2 785		4 387	3 484
Valuation allowances	(38)				(828)		(866)	(1 007)

	160		1 404		1 957		3 521	2 477

Sinking Fund relating to Borrowings by Québec Universities Establishments					161	(9)	161	201

Health and social services and education networks
Financement-Québec							--	1 030
Corporation d’hébergement du Québec							--	1 916
Assets to fund the fixed assets of the health and social services and the education networks							--	544

							--	3 490

	160		1 409		2 119		3 688	6 173

(1)	Bonds and notes as well as loans and advances to municipalities and municipal bodies bear interest at rates of 3.55% to 10.0%.
(2)	Loans and advances to students bear interest at rates of 4.25% to 14.875%.
(3)	Loans to enterprises bear interest at rates of up to 15.0%.
(4)	Guarantees received for loans and advances amount to $151 million as at March 31, 2007 ($118 million as at March 31, 2006).
(5)	Loans and advances include, among others, loans with special repayment clauses based on royalties, for a total amount of $100 million.
(6)	These investments were reduced by $331 million as at March 31, 2007 to reflect the grant portion relating to the concessionary terms.
(7)

Bonds and notes to universities excluded from the Government reporting entity funded investments in fixed assets and are repayable mainly through subsequent budgetary appropriations from the Government.

(8)	All other loans and advances as well as bonds and notes bear interest at rates of up to 12.25%.
(9)

Under the University Investments Act (R.S.Q., c. I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university institutions in Québec.

126

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 11

Long-term investments (cont’d)

AS AT MARCH 31, 2007

Maturity of investments

2007
(in millions of dollars)
2008	488
2009	401
2010	360
2011	251
2012	551

2 051
2013-2017	1 208
2018-2022	58
2023-2027	15
2028-2032	23
2033 and thereafter	270

3 625

No fixed maturity date	394

4 019

Amount charged to results to reflect the grant portion relating to long-term investments with concessionary terms	(331)

3 688

127

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 12

Generations Fund

AS AT MARCH, 2007

The purpose of the Generations Fund, created on January 1st, 2007 under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c. R-2.2.0.1), is to reduce the Government’s debt. Under this Act, the Fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2007

	2007
	Budget	Actual Results
	(in millions of dollars)
Own-source revenue
Water-power royalties	73	76
Unclaimed property		5
Investment income
Revenue from participation deposits	1	2
Revenue from demand deposits		1

Total own-source revenue	74	84

Revenue allocated by the Government
Revenue from the sale of Hydro-Québec’s share in Transelec Chile		500

Revenue	74	584

128

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 12

Generations Fund (cont’d)

AS AT MARCH 31, 2007

Changes in fund balance

for the fiscal year ended March 31, 2007

2007
(in millions of dollars)
Opening balance	--
Plus
Revenue	584

Closing balance	584

Statement of financial position

as at March 31, 2007

2007
(in millions of dollars)
Deposits with the Caisse de dépôt et placement du Québec
Demand deposits	28
Investment income receivable	2
Participation deposits(1)	544

574
Accounts receivable	10

Fund balance	584

(1)

Participation deposits in a specific fund at the Caisse de dépôt et placement du Québec are expressed in units. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s equity at the end of each month. As at March 31, 2007, the Generations Fund had 543 479 participation units whose fair value was $546 million.

129

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 13

Bank overdraft

AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)

Outstanding cheques	764	624

Less
Cash in bank	360	272
Cash and notes on hand and outstanding deposits	220	125

	580	397

	184	227

130

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 14

Accounts payable and accrued expenses AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)
Remuneration (1) (2)	1 548	1 117

Income and taxes refundable

Income and property taxes	2 532	187

Consumption taxes	1 362	189

Suppliers	1 758	1 373

Advances from trust funds	187	434

Clearing account for collected taxes	21	101

Accrued interest on borrowings	2 766	2 342

Transfers (1)	2 737	3 039

	12 911	8 782

(1)	Including an allowance of $450 millions ($1 171 million as at March 31, 2006) for pay equity divided between Remuneration and Transfers.
(2)	Including vacation and overtime.

131

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 15

Deferred revenue AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)
Registration and drivers licence fees	591	572

Federal Government transfers (1)	1 311	1 028

Deferred contributions linked to the acquisition of fixed assets	715	485

Hydro-Québec borrowing guarantee fees	127	--

Specified purpose accounts	70	96

Other	105	39

	2 919	2 220

(1)	These amounts are encumbered by externally-sourced allocations and must be used for the following purposes:

	2007				2006
	Opening balance	New transfers	Recognition in revenue	Balance at the end	Balance at the end
	(in millions of dollars)
Municipal and local infrastructures	233	233	105	361	233

Wait time reduction (health)	704		423	281	704

Post-secondary education infrastructures		235		235

Affordable housing		188		188

Public transit infrastructures		116		116

Maintenance of dams received from the Federal Government		44		44

Housing for aboriginal people living off-reserve		38		38

Other	91	16	59	48	91

	1 028	870	587	1 311	1 028

132

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 16

Other liabilities AS AT MARCH 31, 2007

	2007	2006
	(in millions of dollars)
Allowance for losses on guaranteed financial initiatives	601	711

Environmental liability	463	--

Allowance to fund the fixed assets of Québec university institutions	161	201

Allowance to fund the fixed assets of the health and social services and the education networks	--	544

	1 225	1 456

133

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 17

Debts AS AT MARCH 31, 2007

2007

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

IN CANADIAN DOLLARS
Short-term borrowings(1)	1 951	1 951	1 415	1 415			3 366	3 366
Treasury bills	2 950	2 950	323	323	23	23	3 296	3 296
Savings products	4 879	4 879					4 879	4 879
Bonds and notes	57 692	57 692	12 293	12 293	2 558	2 558	72 543	72 543
Commitments under capital leases	130	130					130	130
Currency swap contracts	23 748	23 748	1 714	1 714			25 462	25 462

	91 350	91 350	15 745	15 745	2 581	2 581	109 676	109 676

IN U.S. DOLLARS
Bonds and notes	13 046	15 041	500	576			13 546	15 617
Currency swap contracts	(12 114)	(13 966)	(500)	(576)			(12 614)	(14 542)

	932	1 075	--	--			932	1 075

IN YEN
Bonds and notes	450 054	4 413					450 054	4 413
Currency swap contracts	(237 700)	(2 331)					(237 700)	(2 331)

	212 354	2 082					212 354	2 082

IN EUROS
Bonds and notes	7 518	11 591	650	1 002			8 168	12 593
Currency swap contracts	(5 478)	(8 447)	(650)	(1 002)			(6 128)	(9 449)

	2 040	3 144	--	--			2 040	3 144

IN SWISS FRANCS
Bonds and notes	1 496	1 423					1 496	1 423
Currency swap contracts	1 768	1 681					1 768	1 681

	3 264	3 104					3 264	3 104

Amounts carried forward		100 755		15 745		2 581		119 081

134

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 17

Debts (cont’d) AS AT MARCH 31, 2007

	2007

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

Amounts brought forward		100 755		15 745		2 581		119 081

IN POUNDS STERLING
Bonds and notes	199	452					199	452
Currency swap contracts	(200)	(454)					(200)	(454)

	(1)	(2)					(1)	(2)

IN MEXICAN PESOS
Bonds and notes	1 500	157					1 500	157
Currency swap contracts	(1 500)	(157)					(1 500)	(157)

	--	--					--	--

IN AUSTRALIAN DOLLARS
Bonds and notes	647	604					647	604
Currency swap contracts	(647)	(604)					(647)	(604)

	--	--					--	--

IN NEW ZEALAND DOLLARS
Bonds and notes	299	247					299	247
Currency swap contracts	(299)	(247)					(299)	(247)

	--	--					--	--

IN HONG KONG DOLLARS
Bonds and notes	750	111					750	111
Currency swap contracts	(750)	(111)					(750)	(111)

	--	--					--	--

		100 753		15 745		2 581		119 079
Less
Sinking fund		4 190		145		59		4 394

Debts before deferred foreign exchange gain		96 563		15 600		2 522		114 685
Deferred foreign exchange gain (loss)		1 885						1 885

		98 448		15 600		2 522		116 570

(1)	Short-term borrowings in 2007 include $240 million in banker’s acceptances and bank loans and $3 126 million in discounted notes.

135

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2007

	2006

	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

IN CANADIAN DOLLARS
Short-term borrowings(1)	1 376	1 376					1 376	1 376
Treasury bills	2 895	2 895	331	331	74	74	3 300	3 300
Savings products	4 580	4 580					4 580	4 580
Bonds and notes	48 129	48 129	2 711	2 711	2 274	2 274	53 114	53 114
Commitments under capital leases	136	136					136	136
Currency swap contracts	22 791	22 791	3	3	400	400	23 194	23 194

	79 907	79 907	3 045	3 045	2 748	2 748	85 700	85 700

IN U.S. DOLLARS
Bonds and notes	13 168	15 369	3	3	143	167	13 314	15 539
Currency swap contracts	(11 579)	(13 516)	(3)	(3)	(143)	(167)	(11 725)	(13 686)

	1 589	1 853	--	--	--	--	1 589	1 853

IN YEN
Bonds and notes	452 450	4 494					452 450	4 494
Currency swap contracts	(165 599)	(1 645)					(165 599)	(1 645)

	286 851	2 849					286 851	2 849

IN EUROS
Bonds and notes	7 562	10 714			99	141	7 661	10 855
Currency swap contracts	(7 577)	(10 736)			(99)	(141)	(7 676)	(10 877)

	(15)	(22)			--	--	(15)	(22)

IN SWISS FRANCS
Bonds and notes	1 003	899					1 003	899
Currency swap contracts	5 272	4 723					5 272	4 723

	6 275	5 622					6 275	5 622

Amounts carried forward		90 209		3 045		2 748		96 002

136

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2007

	2006
	Direct		Health and social services and education networks		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)

Amounts brought forward		90 209		3 045		2 748		96 002

IN POUNDS STERLING
Bonds and notes	199	404					199	404
Currency swap contracts	(200)	(406)					(200)	(406)

	(1)	(2)					(1)	(2)

IN MEXICAN PESOS
Bonds and notes	1 500	161					1 500	161
Currency swap contracts	(1 500)	(161)					(1 500)	(161)

	--	--					--	--

IN AUSTRALIAN DOLLARS
Bonds and notes	646	541					646	541
Currency swap contracts	(646)	(541)					(646)	(541)

	--	--					--	--

IN NEW ZEALAND DOLLARS
Bonds and notes	299	215					299	215
Currency swap contracts	(299)	(215)					(299)	(215)

	--	--					--	--

		90 207		3 045		2 748		96 000
Less
Sinking fund		3 851		68		70		3 989

Debts before deferred foreign exchange gain		86 356		2 977		2 678		92 011
Deferred foreign exchange gain (loss)		1 606						1 606

		87 962		2 977		2 678		93 617

(1)	Short-term borrowings in 2006 include $149 million in banker’s acceptances and bank loans, $958 million in notes at par and $269 million in discounted notes.

137

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2007

Sinking fund

Changes in fund balance

for the fiscal year ended March 31, 2007

	2007		2006
	(in millions of dollars)
Opening balance	3 989		3 525
Restatement	64

Restated balance	4 053		3 525
Plus
Payment from the Consolidated Revenue Fund	150		196
Net revenue	219		268

	4 422		3 989
Less
Sums used to repay debts	(28)		--

Closing balance	4 394	(1)	3 989	(1)

Statement of financial position

as at March 31, 2007

	2007		2006
	(in millions of dollars)
Investments
Treasury bills	77		62
Bonds and notes	4 245		3 824

	4 322		3 886

Other assets
Accounts receivable and accrued interest	51		75
Deferred foreign exchange loss	21		28

	72		103

Fund balance	4 394	(1)	3 989	(1)

(1)

Including $204 million ($138 million in 2006), of which $145 million ($68 million in 2006) is for the Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and $59 million ($70 million in 2006) for the Sinking Fund of the Société québécoise d’assainissement des eaux.

138

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 18

Net investment in the health and social services

and the education networks

AS AT MARCH 31, 2007

Net investment in the health and social services and the education networks

	2007
	Loans and advances (1)	Accumul- ated surplus (deficits)		Net invest- ment in the networks
	(in millions of dollars)
Health and social services network

Agencies and Public institutions	6 467	(2 306)	(2)	4 161

Education network
School boards	4 585	(774)	(3)	3 811
Colleges	1 486	(474)	(3)	1 012
Université du Québec and its constituents	784	115	(3)	899

	13 322	(3 439)		9 883

(1)	These loans and advances funded investments in fixed assets and are repayable mainly by means of subsequent government budgetary appropriations.
(2)	These data were derived from audited financial statements as at March 31, 2007, adjusted to eliminate material differences between their accounting policies and those of the Government.
(3)

These data were derived from the audited financial statements as at June 30, 2006 for school boards and colleges and as at May 31, 2006 for the Université du Québec and its constituents (except for the Université du Québec à Montréal, for which the data were derived from unaudited financial statements), adjusted to eliminate material differences between their accounting policies and those of the Government.

139

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 18

Net investment in the health and social services

and the education networks (cont’d)

AS AT MARCH 31, 2007

Summary of financial information on the health and social services and the education networks

2007

	Health and social services network (1)	Education network (2)	Total
(in millions of dollars)
RESULTS AND ACCUMULATED SURPLUS (DEFICITS )

Expenditure
Remuneration	9 868	8 320	18 188
Operations	6 323	3 009	9 332
Debt service	301	479	780

Total expenditure	16 492	11 808	28 300

Revenue
School taxes		1 313	1 313
Revenue from users	943		943
Fees		179	179
Other	1 038	1 277	2 315

Total revenue	1 981	2 769	4 750

Net expenditure	14 511	9 039	23 550
Government transfers	14 274	9 057	23 331

Annual surplus (deficit) of the networks	(237)	18	(219)

Accumulated surplus (deficits) at the beginning	(2 069)	(1 151)	(3 220)

Accumulated surplus (deficits) at the end	(2 306)	(1 133)	(3 439)

(1)	These data were derived from audited financial statements as at March 31, 2007, adjusted to eliminate material differences between their accounting policies and those of the Government.
(2)

These data were derived from the audited financial statements as at June 30, 2006 for school boards and colleges and as at May 31, 2006 for the Université du Québec and its constituents (except for the Université du Québec à Montréal, for which the data were derived from unaudited financial statements), adjusted to eliminate material differences between their accounting policies and those of the Government.

140

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 18

Net investment in the health and social services

and the education networks (cont’d)

AS AT MARCH 31, 2007

Summary of financial information on the health and social services and the education networks

2007

	Health and social services network (1)	Education network (2)	Total
(in millions of dollars)

FINANCIAL POSITION

Finacials assets	2 227	1 827	4 054

Liabilities

Loan from the Corporation d’hébergement du Québec (3)	2 491		2 491

Loan from Financement-Québec (3)	3 976	6 855	10 831

Loan from financial markets (4)	1 239	2 249	3 488

Other liabilities	3 257	2 014	5 271

Total liabilities	10 963	11 118	22 081

Net debt	(8 736)	(9 291)	(18 027)

Fixed assets	6 176	8 127	14 303
Inventories and prepaid expenses	254	31	285

Total non-financial assets	6 430	8 158	14 588

Accumulated surplus (deficits) at the end	(2 306)	(1 133)	(3 439)

(1)	These data were derived from audited financial statements as at March 31, 2007, adjusted to eliminate material differences between their accounting policies and those of the Government.
(2)

These data were derived from the audited financial statements as at June 30, 2006 for school boards and colleges and as at May 31, 2006 for the Université du Québec and its constituents (except for the Université du Québec à Montréal, for which the data were derived from unaudited financial statements), adjusted to eliminate material differences between their accounting policies and those of the Government.

(3)

In 2006-2007, the enterprise status of these entities was changed to that of Government organization because of the integration within the reporting entity of organizations of the health and social services and the education networks.

(4)	Some of these borrowings have funded investments in fixed assets and are repayable using subsequent government budgetary appropriations.

141

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 18

Net investment in the health and social services

and the education networks (cont’d)

AS AT MARCH 31, 2007

Commitments

In the normal course of their activities, organizations of the health and social services and the education networks enter into various commitments, such as operating leases, long-term leases, supply and service contracts and contracts to acquire fixed assets. These commitments amount to a total of $2 724 million and represent authorized commitments not disbursed as at March 31, 2007. Some of these amounts may not be paid if the events do not take place.

The total non-discounted future minimum amounts payable under these contracts breaks down as follows:

2007
(in millions of dollars)
Agencies and public institutions (1)	1 657
School boards (2)	596
Colleges (2)	107
Université du Québec and its constituents (3)	364

2 724

Contingencies

Certain organizations of the health and social services and the education networks are the object of various lawsuits whose outcome cannot be determined and provide loan guarantees to third parties. These contingencies represent a total of $459 million that breaks down as follows:

2007
(in millions of dollars)
Agencies and public institutions (1)	354
School boards (2)	47
Colleges (2)	13
Université du Québec and its constituents (3)	45

459

(1)	As at March 31, 2007.
(2)	As at June 30, 2006.
(3)	As at May 31, 2006.

142

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 19

Fixed assets

AS AT MARCH 31, 2007

Fixed assets are recorded at cost. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings, including those rented under capital leases	Straight-line and annuity	10 to 50 years
Facilities	Straight-line	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment, including those rented under capital leases	Straight-line	3 to 20 years
Development of data processing systems	Straight-line	5 to 10 years

Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

The following table presents a summary of the operations and balances of the main categories of fixed assets:

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2007 Total		2006 Total
					(in millions of dollars)
Cost of fixed assets
Opening balance	423	4 747	223	17 876	2 561	1 840	27 670		25 634
Adjustments	157	2 306	4	(108)	200	128	2 687

Adjusted balance	580	7 053	227	17 768	2 761	1 968	30 357		25 634
Acquisitions	51	302	40	1 501	258	291	2 443		2 224
Disposal and reductions in value	(5)	(12)	(16)	(27)	(118)	(44)	(222)		(188)

Closing balance	626	7 343	251	19 242	2 901	2 215	32 578		27 670

Accumulated depreciation
Opening balance		2 321	128	9 724	1 640	873	14 686		13 816
Adjustments		359	1	(33)	122	54	503

Adjusted balance		2 680	129	9 691	1 762	927	15 189		13 816
Depreciation expenses		214	11	529	208	192	1 154		917
Impact of disposal and reductions in value		(17)	(8)		(105)	(22)	(152)		(47)

Closing balance	--	2 877	132	10 220	1 865	1 097	16 191		14 686

Fixed assets	626	4 466	119	9 022	1 036	1 118	16 387	(1)	12 984	(1)

(1)

Including fixed assets rented under capital leases totalling $160 million in 2006-2007 ($148 million in 2005-2006). The depreciation amount related to these fixed assets was $14 million in 2006-2007 ($12 million in 2005-2006). The total for fixed assets includes $1 891 million in 2006-2007 ($1 393 million in 2005-2006) in property under construction or development for which no depreciation was taken.

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APPENDIX 20

Breakdown of contractual obligations

AS AT MARCH 31, 2007

Transfers – Funding for the acquisition of fixed assets

	2007		2006
	(in millions of dollars)
Repayment of the principal on borrowings for the acquisition of fixed assets
Universities excluded from the Government’s reporting entity	1 934		9 408	(1)
Health and social services institutions and agencies	--		4 411	(1)
Municipalities and municipal bodies	2 791		2 874
Other beneficiaries	1 128		872

	5 853	(2)	17 565	(2)

Funding of authorized projects for the acquisition of fixed assets (3)
Universities excluded from the Government’s reporting entity	353		1 454	(1)
Health and social services institutions and agencies	--		2 651	(1)
Municipalities and municipal bodies	1 104		850
Other beneficiaries	226		304

	1 683		5 259

Repayment of the cost of fixed assets	161		54

	7 697	(4)	22 878	(4)

(1)

The data as at March 31, 2006 included contractual obligations to all the organizations of the health and social services and the education network that, since the 2006-2007 accounting reform, are included within the government reporting entity.

(2)	Organizations that received transfers contracted borrowings with:

	2007	2006
	(in millions of dollars)
Government organizations
Financing Fund		20
Financement-Québec	1 238	10 984
Corporation d’hébergement du Québec		453

	1 238	11 457
Financial institutions outside the Government	4 776	6 853

	6 014	18 310
Sinking Fund relating to Borrowings by Québec University Establishments	(161)	(745)

	5 853	17 565

(3)	These contractual obligations represent the value of authorized amounts that have already been financed in part for realized acquisitions of fixed assets.

(4)	Contractual obligations in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

144

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2007

Summary schedule of transfers for repayment of the principal on borrowings for the acquisition of fixed assets (1)

Maturity	Universities excluded from the Government’s reporting entity	Municipalities and municipal bodies	Other beneficiaries	Total
			(in millions of dollars)
2008	239	366	139	744
2009	237	326	124	687
2010	271	281	118	670
2011	146	275	101	522
2012	439	230	112	781

	1 332	1 478	594	3 404
2013-2017	593	839	318	1 750
2018-2022	5	280	193	478
2023-2027	4	126	16	146
2028-2032		55	7	62
2033 and thereafter		13		13

	1 934	2 791	1 128	5 853

(1)	This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

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APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2007

Transfers – Agreements

Agreement between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The minimum annual payments provided for over the coming years amount to $70 million, subject to indexation, until 2052. As at March 31, 2007, the balance payable was $3 150 million ($3 220 million in 2006).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the payment of transfers from various Québec government departments. It also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The agreement provides for the payment over 24 years, i.e. from 2004-2005 to 2027-2028, of annual transfer payments of $27.5 million, subject to indexation, as of January 1, 2005. As at March 31, 2007, the balance payable was $744 million ($737 million in 2006).

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people of Nunavik by funding economic and community projects and providing local communities with better economic and community development prospects. It was amended on August 1, 2006 by Order-in-Council 696-2006. The agreement runs 25 years, i.e. from 2002-2003 to 2026-2027.

146

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 20

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2007

Transfers – Agreements (cont’d)

Partnership agreement on economic and community development in Nunavik (cont’d)

As of 2006-2007, the annual transfer payments for the Inuit of Nunavik are $25 million indexed until 2027. As at March 31, 2007, the balance payable was $541 million ($331 million in 2006).

Other agreements

Other agreements include notably agreements on new fiscal and financial partnerships with the municipalities for $1 970 million as at March 31, 2007 ($389 million as at March 31, 2006), the national policy on rural areas for $280 million as at March 31, 2007 ($21 million as at March 31, 2006), the subsidy agreement reached with the Ville de Montréal for $227 million as at March 31, 2007 ($235 million as at March 31, 2006), the agreement concerning block funding for northern villages in the Kativik region for $224 million as at March 31, 2007 ($209 million as at March 31, 2006), and the agreement on breakdown of Government reinvestment of $172 million in higher education. They also include other contributions for $915 million as at March 31, 2007 ($678 million as at March 31, 2006)

147

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APPENDIX 21

Contingencies

AS AT MARCH 31, 2007

Guaranteed financial initiatives

	2007	2006
	(in millions of dollars)
Government agencies
Loan guarantees granted by Investissement Québec (1)	2 449	2 919
Guarantees granted by the Société d’habitation du Québec (1)	980	977
Other	227	244

	3 656	4 140

Individuals and corporations
Farm and forest producer loan guarantees (1)	4 206	4 173
Students loan guarantees (1)	3 139	3 091
Other loans	87	81

	7 432	7 345

Total guaranteed financial initiatives	11 088	11 485
Allowance for losses on guaranteed financial initiatives	(601)	(711)

NET GUARANTEED FINANCIAL INITIATIVES	10 487	10 774

(1)	See additional information on following pages.

148

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2007

Loan guarantees granted by Investissement Québec (1)

	2007		2006
	Authorized (2)	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees in effect (3)	2 785	2 449	2 382

Authorized loan guarantees not in effect	534		537

	3 319	2 449	2 919

Allowance for losses on guaranteed financial initiatives		(173)	(276)

		2 276	2 643

(1)	The Government guarantees the payment of principal and interest on the loans concerned under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1).
(2)	Representing the value of the amounts initially authorized when the financing agreements were reached.
(3)	The total value of securities received as loan guarantees was $1 445 million as at March 31, 2007 ($1 721 million as at March 31, 2006).

149

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2007

Guarantees granted by the Société d’habitation du Québec (1)

	2007		2006
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees

Achat-rénovation, AccèsLogis Québec and Affordable Housing Québec programs social and community component (2)	625	625	605

Other guarantees

Assistance Program for Community Housing Organizations, and NPO - Private and Remote Housing programs (3)	355	355	372

	980	980	977

Allowance for losses on guaranteed financial initiatives		(12)	(11)

		968	966

(1)	The Société d’habitation du Québec (SHQ) grants guarantees under the Act respecting the Société d’habitation du Québec (R.S.Q., c. S-8).

(2)

Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations or cooperatives for periods of 25 or 35 years following the approval of an extension by the SHQ. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

(3)

Loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC) for which the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. Guarantees granted for the above-mentioned programs cover 25-year periods, except if they are related to loans granted in urban regions for NPO-Private housing programs, in which case they cover periods of 35 years. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

Farm and forest producer loan guarantees (1)

	2007		2006
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Act respecting La Financière agricole du Québec (R.S.Q ., c. L-0.1)	4 096	4 069	4 022
Various acts	137	137	151

	4 233	4 206	4 173

Allowance for losses on guaranteed financial initiatives		(65)	(58)

		4 141	4 115

(1)	Balances of principal and interest on loans for which the Fonds d’assurance-prêts agricoles et forestiers reimburses losses and related charges.

150

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 21

Contingencies (cont’d)

AS AT MARCH 31, 2007

Student loan guarantees (1)

	2007		2006
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loans for which the Government repays interest as long as the borrower is a student	1 312	1 312	1 317
Loans for which borrowers are responsible for repaying principal and interest	1 817	1 817	1 760
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	10	10	14

	3 139	3 139	3 091

Allowance for losses on guaranteed financial initiatives		(341)	(356)

		2 798	2 735

(1)	The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

151

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 22

Summary of fiduciary transactions conducted

by a Department and Government agencies and funds

AS AT MARCH 31, 2007

	2007				2006
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
			(in millions of dollars)		(Restated)
Caisse de dépôt et placement du Québec (1)	64 379	207 858	21 320	143 479	122 159
Cautionnements individuels des agents de voyages	4	4
Comité Entraide - public and parapublic sectors (1)	9	9
Commission administrative des régimes de retraite et d’assurances (1)
RREGOP	59	44 422	5 271	44 363	39 092
PPMP	5	7 447	961	7 442	6 481
Other plans	68	486	49	418	369
Commission de la construction du Québec (1)
General Fund	66	91	8	25	17
Supplemental pension plan
- general account	38	3 783	251	3 745	3 494
Supplemental pension plan
- pensioners’ account	2	5 000	544	4 998	4 454
Other	698	3 422	549	2 724	2 175
Conseil de gestion de l’assurance parentale (1)	24	24
Curateur public (1)	22	282	(15)	260	275
Fonds central de soutien à la réinsertion sociale (1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec		5		5	5
Fonds d’assurance parentale (1)	389	599	208	210	2
Fonds d’assurance-récolte	19	95	1	76	75
Fonds d’assurance-stabilisation des revenus agricoles	819	222	(225)	(597)	(372)
Support Payments Fund	319	319
Fonds d’indemnisation des clients des agents de voyages	6	23	10	17	7
Fonds d’indemnisation des services financiers	44	10	(15)	(34)	(19)

Amounts carried forward	66 970	274 103	28 917	207 133	178 216

152

CONSOLIDATED FINANCIAL
STATEMENTS

APPENDIX 22

Summary of fiduciary transactions conducted

by a Department and Government agencies and funds (cont’d)

AS AT MARCH 31, 2007

	2007				2006
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
			(in millions of dollars)		(Restated)

Amounts brought forward	66 970	274 103	28 917	207 133	178 216
Fonds du compte de stabilisation du revenu agricole	2	2
Trust funds	107	107
Trust funds - Goods and Services Tax	101	101
Fonds national de formation de la main-d’œuvre	2	68	(16)	66	82
Hydro-Québec - pension plan (1)	22	12 833	1 480	12 811	11 331
Régie des rentes du Québec
Fonds du régime de rentes du Québec	643	34 238	4 622	33 595	28 973
Other	17	28	2	11	9
Ministère du Revenu - Property under administration (1)	61	95	34	34

	67 925	321 575	35 039	253 650	218 611
Funds entrusted to the Caisse de dépôt et placement du Québec		(96 633)	(11 761)	(96 633)	(84 872)

	67 925	224 942	23 278	157 017	133 739

(1)	Financial statements as at December 31, 2006.

153

PUBLIC ACCOUNTS – VOLUME 1

APPENDIX 23

Reserve

AS AT MARCH 31, 2007

	Additional payment to the Generations Fund	Mainte- nance of a balanced budget	2007	2006
Opening balance	--	--	--	--

Allocation to the reserve	200	1 100	1 300	--

Closing balance	200	1 100	1 300	--

Under the Act to establish a budgetary surplus reserve fund (R.S.Q., c. R-25.1), the Government set up a reserve to finance fixed assets projects and other projects to be completed within a fixed period of time. However, when the Government believes that it is in the public interest to do so, it can use the reserve for projects other than those for which it was created. Further, the Government may allocate all or part of the reserve to maintaining a balanced budget.

In the Budget Speech, the Minister of Finance determines the portion of the surplus for the fiscal year exceeding the budgetary objective to be allocated to the reserve and the amounts to be allocated to the different components.

In the 2007-2008 Budget Speech, the Minister announced that a $1 300 million surplus of revenue over expenditure, excluding revenue from the Generations Fund, for the fiscal year ended March 31, 2007 was allocated to the reserve.

In 2007-2008, the Government intends to pay an additional $200 million into the Generations Fund from the amounts allocated to the budgetary reserve in 2006-2007. The reserve balance, i.e. $1 100 million, is slated for use to maintain a balanced budget in 2008-2009.

154